EXHIBIT 10.27


                       LIMITED LIABILITY COMPANY AGREEMENT

                                       FOR

                              UNITED HARVEST, LLC,

                      A DELAWARE LIMITED LIABILITY COMPANY





                                NOVEMBER 9, 1998

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                                TABLE OF CONTENTS

                                                                            PAGE

ARTICLE 1         GENERAL PROVISIONS..........................................1

     1.1      Formation.......................................................1

     1.2      Name............................................................1

     1.3      Filings; Registered Office and Statutory Agent..................1

     1.4      Principal Executive Office......................................2

     1.5      Purpose.........................................................2

     1.6      Company Powers..................................................2

     1.7      Term............................................................3

     1.8      Qualification in Other Jurisdictions............................3

     1.9      Definitions.....................................................3

ARTICLE 2         MEMBERS....................................................11

     2.1      Members........................................................11

     2.2      Access to Books of Account.....................................11

     2.3      Confidential Information.......................................11

ARTICLE 3         MANAGEMENT.................................................13

     3.1      Management.....................................................13

     3.2      Powers of the Members Committee................................13

     3.3      Members Committee Meetings.....................................15

     3.4      Voting.........................................................17

     3.5      Deadlocks......................................................17

     3.6      Executive Committee............................................17

     3.7      Members........................................................19

ARTICLE 4         OFFICERS AND EMPLOYEES.....................................19

     4.1      Officers.......................................................19

     4.2      President......................................................19

ARTICLE 5         PURCHASES AND SALES OF GRAIN; PUT-THROUGH
                  SERVICES...................................................19

     5.1      Grain Origination..............................................19

     5.2      Grain Sales....................................................21

     5.3      Put-through Services...........................................22

ARTICLE 6         DISPUTE RESOLUTION.........................................22

     6.1      Dispute Resolution.............................................22


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                                TABLE OF CONTENTS
                                   (CONTINUED)

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ARTICLE 7         SHORT TERM CREDIT FACILITIES FROM MEMBERS..................25

     7.1      Credit Facilities..............................................25

     7.2      Security Interest..............................................25

     7.3      Cross-Default..................................................25

     7.4      Agreement Regarding Payments...................................26

     7.5      Distributions In Reorganization................................26

     7.6      Allocation and Payment of Credit Arrearages....................26

     7.7      Agreement To Hold In Trust.....................................26

     7.8      Limit On Right Of Action.......................................26

     7.9      Actions In Reorganization......................................27

     7.10     Further Assurances.............................................27

     7.11     Continuing Effect..............................................27

     7.12     Transfers......................................................27

ARTICLE 8         CAPITAL CONTRIBUTIONS......................................27

     8.1      Capital Accounts...............................................27

     8.2      Initial Contributions of Capital...............................28

     8.3      Additional Contributions by Members............................28

     8.4      Member Obligations.............................................29

     8.5      Withdrawals of Capital Accounts................................29

     8.6      Interest on Capital Accounts...................................29

     8.7      Revaluation of Company Assets..................................29

     8.8      Redetermination of Percentage Interests........................30

     8.9      Determination of Fair Market Value.............................30

ARTICLE 9         ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS............32

     9.1      Allocation of Profits and Losses...............................32

     9.2      Allocation of Taxable Income and Loss..........................35

     9.3      Distribution of Assets by the Company..........................35

ARTICLE 10        TAX MATTERS AND REPORTS; ACCOUNTING........................36

    10.1     Filing of Tax Returns...........................................36

    10.2     Tax Matters Partner.............................................36

    10.3     Tax Reports to Current and Former Members.......................37


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    10.4     Accounting Records; Independent Audit...........................37

    10.5     Fiscal Year.....................................................37

    10.6     Tax Accounting Method...........................................37

    10.7     Withholding.....................................................37

    10.8     Tax Elections...................................................37

    10.9     Prior Tax Information...........................................37

    10.10    Financial Reports...............................................38

ARTICLE 11        TRANSFER AND ASSIGNMENT OF INTERESTS; ADDITIONAL
                  MEMBERS....................................................38

    11.1     Transfer and Assignment of Interests............................38

    11.2     Assignees and Substituted Members...............................38

    11.3     Additional Members..............................................39

    11.4     Transfer of Assets..............................................40

    11.5     Transfer of Interest in United Grain............................40

    11.6     Change of Country Facilities or Operations......................40

ARTICLE 12        DISSOLUTION AND LIQUIDATION................................40

    12.1     Events of Dissolution...........................................40

    12.2     Voluntary Dissolution...........................................41

    12.3     Liquidation and Order of Dissolution............................41

    12.4     Liquidator......................................................43

    12.5     Termination of Company..........................................43

    12.6     Orderly Winding Up..............................................43

ARTICLE 13        INDEMNIFICATION AND EXCULPATION; CERTAIN
                  AGREEMENTS.................................................43

    13.1     Indemnification of the Members..................................43

    13.2     Reimbursement and Indemnity.....................................44

    13.3     Exculpation.....................................................44

    13.4     Indemnification Relating To Initial Contributions...............44

ARTICLE 14        MISCELLANEOUS..............................................45

    14.1     Notices.........................................................45

    14.2     Governing Law...................................................46

    14.3     Amendments......................................................46


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                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                            PAGE

    14.4     Entire Agreement................................................46

    14.5     Waiver of Partition.............................................47

    14.6     Consents........................................................47

    14.7     Successors......................................................47

    14.8     Counterparts....................................................47

    14.9     Severability....................................................47

    14.10    Survival........................................................47

    14.11    No Third Party Beneficiaries....................................47


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                       LIMITED LIABILITY COMPANY AGREEMENT
                                       FOR
                              UNITED HARVEST, LLC,
                      A DELAWARE LIMITED LIABILITY COMPANY


            This Limited Liability Company Agreement of UNITED HARVEST, LLC (the "Company") is made as of November 9, 1998, by and between UNITED GRAIN CORPORATION, an Oregon corporation ("United Grain") and CENEX HARVEST STATES COOPERATIVES, a Minnesota corporation ("Harvest States"), each of which shall be a Member (as hereinafter defined) from and after said date for all purposes hereof.

            WHEREAS, United Grain and Harvest States have concluded that it will be in their best interests to form a limited liability company for the purchase, processing, marketing, storage, distribution and export of grain originated in certain States of the United States and of operating the Business hereinafter described and, in furtherance thereof, United Grain and Harvest States wish to become Members in the Company; and

            NOW, THEREFORE, in consideration of the promises, mutual covenants and agreements herein contained and in order to set forth the respective rights, obligations and interests of the Members to one another and to the Company, the Members hereby agree as follows:

                                   ARTICLE 1

                               GENERAL PROVISIONS

            1.1 Formation. United Grain and Harvest States hereby agree to form the Company as a limited liability company under and pursuant to the Act (as hereinafter defined) and this Agreement. Except as provided in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution, winding up and termination of the Company shall be governed by the Act.

            1.2 Name. The name of the Company shall be "United Harvest, LLC". The name of the Company may be changed with the unanimous approval of the Members Committee.

            1.3 Filings; Registered Office and Statutory Agent.

                (a) The Members shall cause the Certificate to be filed with the
            Secretary of State of Delaware and any other office in accordance with the Act. The Members shall cause additional amendments to the Certificate to be filed whenever required by the Act. The Members shall take any and all other actions as may be reasonably necessary to perfect and maintain the status of the Company as a limited liability company under the Act.

                (b) The registered office of the Company in the State of
            Delaware required by the Act shall be c/o The Corporation Trust Company, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801, as set forth in the Certificate, until such time

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            as the registered office is changed with the unanimous approval of the Members Committee in accordance with the Act and the filing of an amendment to the Certificate.

                (c) The statutory agent of the Company in the State of Delaware required by the Act shall be the Corporation Trust Company, 1209 Orange Street, County of New Castle, Wilmington, Delaware 19801 until such time as the statutory agent is changed with the unanimous approval of the Members Committee in accordance with the Act and the filing of an amendment to the Certificate.

            1.4 Principal Executive Office. The principal executive office for the transaction of the business of the Company may be fixed upon the unanimous approval of the Members Committee within or without the State of Delaware. Initially, such principal executive office of the Company shall be 200 Southwest Market Street, Suite 1780, Portland, OR 97201-6281.

            1.5 Purpose. The purpose of the Company shall be (a) to enter into the Joint Venture Agreement (as hereinafter defined); (b) to lease, sublease and operate the Vancouver Terminal Elevator (as hereinafter defined), the Kalama Terminal Elevator (as hereinafter defined), and other grain elevators and facilities; (c) to purchase Grain (as hereinafter defined) originated in the Exclusive Territory (as hereinafter defined) or outside of the Exclusive Territory from Harvest States or from private commercial companies, in accordance with Section 5.1, for sale into the Wheat Territory (as hereinafter defined) (for wheat) and into the Barley Territory (as hereinafter defined) (for feed barley); (d) to sell wheat outside of the Wheat Territory and feed barley outside of the Barley Territory only as provided in Section 5.2; (e) to export through the CRDIP Grain purchased in accordance with Section 5.1; (f) to purchase Grain originated outside the Exclusive Territory in accordance with
Section 5.1; and (g) to conduct such other business activities as may from time to time be unanimously approved by the Members Committee (collectively, the "Business").

            1.6 Company Powers.

                (a) The Company shall have the power: (i) to acquire and operate the Business; (ii) to acquire or lease all equipment, supplies and services and to make improvements necessary for the ownership, operation, management and maintenance of the Business; (iii) to borrow or raise money necessary for the acquisition, ownership, operation, management and maintenance of the Business; (iv) to use any contributions from the Members for such purposes; (v) to execute any documents required in connection with the foregoing; (vi) to do any and all acts and things which may be necessary, appropriate, proper, advisable, incidental or convenient to or for the furtherance of the Business as contemplated by this Agreement; and
            (vii) to take any other action permissible under the Act in connection with the Business;

                (b) The Company may enter into, deliver and perform all
            contracts, agreements and other undertakings and engage in all activities and transactions as may be necessary or appropriate to carry out the foregoing purposes. Without limiting the foregoing, the Company may:


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                    (i) acquire, sell, lease, exchange, transfer, assign,
                encumber, pledge or mortgage assets of the Business or otherwise exercise all rights, powers, privileges and other incidents of ownership or possession with respect to such assets;

                    (ii) borrow or raise money and secure the payment of any
                obligations of the Company by mortgage upon, or pledge or hypothecation of, all or any part of the assets of the Company;

                    (iii) engage personnel, whether part-time or full-time, to do such acts as are necessary or advisable in connection with the maintenance, operation and administration of the Company and its investments; and

                    (iv) engage attorneys, independent accountants, investment bankers, consultants or such other Persons as are necessary or advisable.

            1.7 Term. The term of the Company shall commence on the date that the Certificate is executed and filed in the Office of the Secretary of State of the State of Delaware pursuant to Section 18-201 of the Act. Unless earlier terminated and dissolved as provided in Article 12 or by applicable law, the Company shall continue in existence until December 1, 2003 (the "Initial Term"); provided however, that unless the Company is earlier terminated and dissolved as provided in Article 12 or by applicable law, the Initial Term, and the duration of the Company, shall automatically be extended for successive 18-month periods (such Initial Term and successive periods being collectively referred to herein as the "Term").

            1.8 Qualification in Other Jurisdictions. The Members acting through the Members Committee shall cause the Company to be qualified, formed, or registered under assumed or fictitious name statutes or similar laws in any jurisdiction in which the Company owns property or engages in activities if such qualification, formation or registration is necessary to permit the Company lawfully to own property and engage in the Business. The Members shall execute, file and publish all such certificates, notices, statements or other instruments necessary to permit the Company to engage in the Business as a limited liability company in all jurisdictions where the Company elects to engage in or do Business.

            1.9 Definitions. For purposes of this Agreement the following terms have the following meanings unless indicated otherwise, all Article and Section references are to Articles and Sections in this Agreement, and all Schedule references are to Schedules to this Agreement:

            "Accumulated Net Loss" means the total of all Net Losses of the Company since inception in excess of the total of all Net Income either retained or distributed of the Company for all of the Company's fiscal years since inception.

            "Act" means Title 6 Chapter 18 of the Delaware Code (the Delaware Limited Liability Company Act), as from time to time in effect in the State of Delaware, or any corresponding provision or provisions of any succeeding or successor law of such State; provided, however, that in the event that any amendment to the Act, or any succeeding or successor law, is applicable to the Company only if the Company has elected to be governed by the Act as so amended or by such succeeding or successor law, as the case may be, the term "Act" shall refer


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to the Act as so amended or to such succeeding or successor law only after the appropriate election by the Company, if made, has become effective.

            "Additional Member" means any additional Person admitted as a Member to the Company pursuant to Article 11.

            "Adjusted Capital Contributions" means, for each Member, the cumulative amount of such Member's capital contributions to the Company which for purposes of this definition shall be equal to the sum of (i) the amount of cash and the Fair Market Value as of the date of contribution of any other property contributed to the capital of the Company, plus (ii) the cumulative amount of Adjusted Revaluation Gain, and less (iii) the cumulative amount of Adjusted Revaluation Loss.

            "Adjusted Revaluation Gain" or "Adjusted Revaluation Loss" means, respectively, the Revaluation Gain or Revaluation Loss, as the case may be, with respect to an asset being revalued which would have arisen had the basis used in computing Revaluation Gain or Revaluation Loss been equal to the Capital Account book basis of such asset immediately following the later of its contribution or acquisition or any immediately preceding revaluation.

            "Affiliate" means a Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with the Person specified. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to (i) vote in excess of 50% of the Voting Securities of such Person, or (ii) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise. Anything hereinabove to the contrary notwithstanding, under no circumstances shall the Company be deemed to be an Affiliate of United Grain, Harvest States or any of their respective Affiliates.

            "Affiliate Transferee" means, with respect to a Member, a Wholly Owned Affiliate of such Member to which an ownership interest of all or any part of its Membership Interest has been transferred in accordance with Article 11 hereof.

            "Agent" means any officer, director, Committee Member, employee, partner, shareholder or agent of any Person.

            "Agreement" means this Limited Liability Company Agreement, as it may be amended, supplemented or restated from time to time.

            "Appraiser" means any of the First Appraiser, the Second Appraiser and the Third Appraiser as defined in Section 8.9 of this Agreement.

            "Appraiser's Certificate" means a certificate prepared by an Appraiser, executed on behalf of an Appraiser by a duly authorized officer thereof, and setting forth such Appraiser's opinion as to the Fair Market Value of an asset.

            "Asset Member" shall have the meaning set forth in Section 8.9(a) of this Agreement.


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            "Asset Value" with respect to any Company asset means:

                (a) The Fair Market Value when contributed of such asset
            contributed to the Company by any Member;

                (b) The Fair Market Value on the date of distribution of such asset distributed by the Company to any Member as consideration for its Membership Interest;

                (c) The Fair Market Value of such asset upon a revaluation pursuant to Section 8.7 of this Agreement; or

                (d) The Basis of the asset in all other circumstances.

            "Assignee" means the Person to whom a transfer of a Membership Interest is made; an Assignee is not a Substituted Member unless and until the Assignee complies with Section 11.2 of this Agreement.

            "Barley Territory" means the PNW plus the states of California, Arizona and Nevada.

            "Basis" with respect to an asset means the adjusted basis from time to time of such asset for United States federal income taxes purposes.

            "Budget" means a one-year revenue, expense and capital expenditure budget for the Company, as it may be amended from time to time in accordance with the terms of this Agreement. Each such annual Budget shall include, in respect of the Company for the next fiscal year, an income statement, balance sheet and capital budget (with line item detail showing revenues and expenses projected for the Business) prepared on an accrual basis for the Company for the forthcoming fiscal year; a cash flow statement which shall show in reasonable detail the receipts and disbursements (including without limitation, the anticipated distributions) projected for the Company for the forthcoming fiscal year and the amount of any corresponding cash deficiency or surplus, and the amount and due dates of all required capital contributions, if any; and any information reasonably available which could assist the Members in evaluating such Budgets. Each such Budget shall be prepared on a basis consistent with the Company's financial statements and the Business Plan approved by the Members Committee.

            "Business" shall have the meaning set forth in Section 1.5.

            "Business Plan" means an annual business plan for the Company, as it may be amended from time to time in accordance with this Agreement, but which shall include: (a) an annual operating plan; (b) a three year rolling strategic plan; (c) a detailed description of key underlying assumptions and business strategies. It should also include cash flow projections, capital expenditure budgets, and compensation proposals.

            "Capital Account" means the capital account maintained by the Company for each Member as described in Section 8.1 of this Agreement.

            "Capital Expenditures" means all expenditures for, or contracts for expenditures with respect to, any fixed assets or improvements, or for replacements, substitutions or additions


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thereto, which are capitalized on the consolidated balance sheet of the Company in conformity with GAAP.

            "Certificate" means the certificate of formation filed with the Secretary of State of the State of Delaware pursuant to the Act to form the Company as originally executed and amended, modified or restated from time to time.

            "Code" means the Internal Revenue Code of 1986, as amended.

            "Company" means the limited liability company formed pursuant to this Agreement and the Certificate.

            "Confidential Information" means all documents and information (including, without limitation, confidential and proprietary information with respect to customers, sales, marketing, production, costs and the design and development of new products or services) of each of the Company, the Members and their respective Affiliates, except to the extent that such information can be shown to have been (a) generally available to the public other than as a result of a breach of the provisions of Section 2.3 of this Agreement; (b) already in the possession of the receiving Person or its Agents without restriction and prior to any disclosure in connection with the Company or pursuant to any of the terms of this Agreement; (c) lawfully disclosed to the receiving Person or its Agents by a third party who is free lawfully to disclose the same; or (d) independently developed by the receiving Person without use of any Confidential Information obtained in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Company or its businesses.

            "CPR" shall mean the CPR Center for Dispute Resolution.

            "CPR Rules" shall mean the Rules for Non-Administered Arbitration of International Disputes promulgated by CPR.

            "CRDIP" means the Columbia River District including Portland.

            "Credit Documents" means the applicable Form of Loan Agreement, Form of Trade Credit Agreement, Form of Promissory Note and Form of Security Agreement attached hereto as Exhibit I, as executed and delivered in connection with the extension of Credit pursuant to Article 7 hereto.

            "Default" and "Event of Default" shall have the meanings assigned to such terms under any of the Credit Documents.

            "Default Amount" shall have the meaning set forth in Section 8.3(b) of this Agreement.

            "Defaulting Member" shall have the meaning set forth in Section 8.3(b) of this Agreement.

            "Depreciation" for any fiscal year or other period means the cost recovery or amortization deduction with respect to an asset for such year or other period as determined for federal income tax purposes, provided that if the Asset Value of such asset differs from its Basis


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at the beginning of such year or other period, depreciation shall be determined by applying tax recovery periods and methods to the Asset Value of the asset as provided in Income Tax Regulation Section 1.704-l(b)(2)(iv)(g)(3).

            "Dispute" shall have the meaning set forth in Section 6.1.

            "Effective Date" means the date upon which the acquisition by the Company of the Business shall have been consummated, pursuant to the Joint Venture Agreement.

            "Employee Lease Agreement" means the Employee Lease Agreement between and among Harvest States, United Grain and the Company to be entered into on or about December 1, 1998.

            "Exclusive Territory" or "PNW" means the States of Idaho, Montana, Utah, Oregon and Washington.

            "Facilities" shall have the meaning set forth in the Put-through Agreement.

            "Fair Market Value" means, with respect to any asset, as of the date of determination, the cash price at which a willing seller would sell, and a willing buyer would buy, each being apprised of all relevant facts and neither the seller nor the buyer acting under compulsion, such asset in an arm's-length negotiated transaction with an unaffiliated third party without time constraints, all as determined under Section 8.9 of this Agreement.

            "Financial Reports" shall have the meaning set forth in Section
10.10 of this Agreement.

            "GAAP" means generally accepted accounting principles, consistently applied with prior periods.

            "Grain" means wheat, excluding durum, and feed barley.

            "Harvest States" shall have the meaning set forth in the preamble of this Agreement.

            "Harvest States Substituted Member" means any Substituted Member which has acquired its Membership Interest from Harvest States or whose Membership Interest was originally owned by Harvest States.

            "Income Tax Regulations" means the United States federal income tax regulations, including temporary (but not proposed) regulations, promulgated under the Code.

            "Joint Venture Agreement" means the Joint Venture Agreement to be entered into among United Grain, Harvest States and the Company, pursuant to which United Grain and Harvest States shall, not later than December 31, 1998, enter into the transactions set forth therein in consideration of their respective Membership Interests in the Company.

            "Kalama Terminal Elevator" shall have the same meaning as set forth in the Joint Venture Agreement.


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            "Lien" means, as to any Membership Interest, liens, encumbrances, security interests and other rights, interests or claims of others therein (including, without limitation, warrants, options, rights of first refusal, rights of first offer, co-sale and similar rights).

            "Liquidator" has the meaning set forth in Section 12.4 of this Agreement.

            "Member" means each of United Grain and Harvest States, and includes any Person admitted as an Additional Member or Substituted Member of the Company pursuant to Article 11 of this Agreement. United Grain and Harvest States shall be admitted as Members of the Company on the date hereof. A Person who is not admitted on the date hereof as a Member of the Company shall be deemed admitted as a Member upon satisfaction of the requirements of Article 11.

            "Membership Interest" means the interest and ownership of a Member in the Company, including the Capital Account of such Member, its participation in the profits and losses of the Company in accordance with its Percentage Interest, and all of its other rights and obligations under this Agreement and the Act, relating to the Company.

            "Net Book Value" means (a) all cash, cash equivalents and other assets as of the date of determination thereof which should be classified as current assets in accordance with GAAP, minus (b) all liabilities as of the date of determination thereof which should be classified as current liabilities in accordance with GAAP.

            "Net Income (Loss)" means the Company's consolidated net income (or loss) after taxes incurred or paid by the Company, at the end of each fiscal year of the Company, and shall be calculated in accordance with GAAP; provided that there shall be specifically excluded therefrom (i) any distributions of the Company's assets, (ii) retained earnings, (iii) tax-adjusted gains or losses from the sale of capital assets, (iv) net income of any person in which the Company has an ownership interest, unless received by the Company in a cash distribution and (v) any gains arising from extraordinary items, as defined by GAAP.

            "Net Operating Available Cash" means at the time of determination,
(a) all cash and cash equivalents on hand in the Company, less (b) the Forecast Cash Requirements, if any, of the Company, as determined by the Members in a manner consistent with a Budget approved by the Members Committee. For purposes of this definition, "Forecast Cash Requirements" means, for the twelve-month period following the date of determination, the excess, if any, of (a) forecast capital expenditures, capital contributions to other entities and other investments, acquisitions, cash income tax payments and debt service (including principal and interest) requirements and other non-cash credits to income, plus forecast cash reserves for future operations or other requirements, over (b) forecast net income of the Company, plus the sum of forecast depreciation, amortization, interest expenses, income tax expenses and other non-cash charges to income, in each case to the extent deducted in determining such net income, plus or minus forecast changes in working capital, plus the forecast cash proceeds of dispositions of assets (net of expenses), plus an amount equal to the forecast net proceeds of debt financings.

            "Non-Defaulting Members" shall have the meaning set forth in Section 8.3(b) of this Agreement.


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            "Parent Entity" means, as to any Person, an Affiliate of which such
Person is a Wholly Owned Subsidiary.

            "Payment" or "Distribution" means with respect to indebtedness of any Person, (i) deliveries of cash, securities or other property on or in respect of such indebtedness or as a result of rescission or damages in respect of such indebtedness, or (ii) deliveries of cash, securities or other property made on or in respect of the purchase, repurchase, redemption or other acquisition of such indebtedness, in each case whether received through a direct payment, set-off, foreclosure, a deed in lieu of foreclosure, judgment lien, casualty insurance proceeds or in any other manner.

            "Percentage Interest" means, for each Member, the Percentage Interest of the Member as set forth on Schedule I, as such Percentage Interests may be modified pursuant to Section 8.8.

            "Person" means any individual, corporation, partnership, limited liability company, firm, joint venture, association, joint-stock company, trust, estate, unincorporated organization, governmental or regulatory body or other entity.

            "Prime Rate" means the per annum rate publicly announced by Bank of America from time to time at its head office in San Francisco, California as its "Reference Rate".

            "Profits and Losses" for any fiscal year or other period means an amount equal to the Company's taxable income for United States federal income tax purposes for such year or period determined in accordance with Code Section 703(a) and the Income Tax Regulations thereunder with the following adjustments:

                (a) All items of income, gain, loss, and deduction of the
            Company required to be stated separately shall be included in taxable income or loss;

                (b) Income of the Company exempt from United States federal income tax shall be treated as taxable income;

                (c) Expenditures of the Company described in Code Section
            705(a)(2)(B) or treated as such expenditures under Income Tax Regulation Section 1.704--l(b)(2)(iv)(i) shall be subtracted from taxable income;

                (d) Revaluation Gain and Revaluation Loss shall be included;

                (e) Gain or loss resulting from the disposition of property from which gain or loss is recognized for United States federal income tax purposes shall be determined with reference to the Asset Value of such property; and

                (f) Depreciation shall be determined based upon Asset Value instead of as determined for United States federal income tax purposes.

            "Put-through Agreement" means the Put-through Agreement between the Company and Harvest States to be entered into on or about December 1, 1998.


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            "Reorganization" means any voluntary or involuntary dissolution, winding-up, total or partial liquidation or bankruptcy, insolvency, reorganization, receivership or other statutory or common law proceedings or arrangements involving the Company or its assets or the readjustment of the Company's liabilities or any assignment for the benefit of creditors or any marshaling of the assets or liabilities of the Company.

            "Revaluation Gain" means the amount of gain which would have been realized had there been a taxable disposition of any Company asset being revalued under Section 8.7 of this Agreement for an amount of cash equal to such asset's then Fair Market Value, determined in accordance with the provisions of
Section 8.9 of this Agreement.

            "Revaluation Loss" means the amount of loss which would have been realized had there been a taxable disposition of any Company asset being revalued under Section 8.7 of this Agreement for an amount of cash equal to such asset's then Fair Market Value, determined in accordance with the provisions of
Section 8.9 of this Agreement.

            "Substituted Member" shall have the meaning set forth in Section
11.5 of this Agreement.

            "Tax Matters Partner" means the Tax Matters Partner of the Company as referred to in Section 10.2 of this Agreement.

            "Taxes" means all taxes, charges, fees, levies or other assessments imposed by any taxing authority, including, but not limited to, income, gross receipts, excise, property, sales, use, transfer, payroll, license, ad valorem, value added, withholding, social security, national insurance (or other similar contributions or payments), franchise, estimated, severance and stamp taxes (including any interest, fines, penalties or additions attributable to, or imposed on or with respect to, any such taxes, charges, fees, levies or other assessments) and "Tax Return" means any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

            "Term" shall have the meaning set forth in Section 1.7 of this Agreement.

            "Transfer" means as a verb to transfer, sell, assign, exchange, pledge, give, hypothecate or otherwise convey or encumber, including by operation of law, all or any portion of a Membership Interest, and, as a noun, any transfer, sale, assignment, exchange, change, gift, hypothecation or other conveyance or encumbrance of all or any portion of a Membership Interest.

            "United Grain" shall have the meaning set forth in the preamble of this Agreement.

            "United Grain Substituted Member" means any Substituted Member which has acquired its Membership Interest from United Grain or whose Membership Interest was originally owned by United Grain.

            "Vancouver Terminal Elevator" shall have the same meaning as set forth in the Joint Venture Agreement.

            "Wheat Territory" means the PNW.

            "Wholly Owned Affiliate" means, as to any Person, a Parent Entity or any Affiliate that is a Wholly Owned Subsidiary of such Parent Entity.

            "Wholly Owned Subsidiary" means, as to any Person, a corporation or other entity all of the capital stock or other equity interests of which corporation or entity is at the time owned, directly or indirectly, through one or more intermediaries, or both, by such Person.

                                    ARTICLE 2

                                     MEMBERS

            2.1 Members. Each of the parties to this Agreement, and each Person admitted as a Member of the Company pursuant to the Act and Article 11 of this Agreement, shall be Members of the Company until they cease to be Members in accordance with the provisions of the Act, the Certificate, or this Agreement. The names of the Members shall be set forth in Schedule I hereto, as such
Schedule I may be amended from time to time.

            2.2 Access to Books of Account. Each Member shall have the right at all reasonable times during usual business hours to audit, examine, and make copies or extracts of or from the complete books of account of the Company, including but not limited to the books and records maintained in accordance with
Section 10.4 and all other books and records of the Company. Such right may be exercised through any Agent of such Member designated by it or by independent certified public accountants or counsel designated by such Member. Each Member shall bear all expenses incurred in any examination made for such Member's account.

            2.3 Confidential Information.

                (a) The Company and each Member shall not use or disclose to others any Confidential Information received from the Company or any other Member for any purpose other than provided for in this Agreement, and shall take or cause to be taken such precautions as are reasonably necessary to prevent disclosure or use of Confidential Information to others, except to or by (i) any lender to the Company, or (ii) any Member or any of their respective Affiliates or Agents on a "need to know" basis in connection with the transactions leading up to and contemplated by this Agreement, including with respect to any agreements or contracts between the Member and the Company, and the operation of the Company and the Business, and such Member disclosing Confidential Information pursuant to this Section 2.3 shall use, and shall cause its Affiliates and Agents to use, such Confidential Information only for the benefit of the Company in conducting the Business or for any other specific purposes for which it was disclosed to such party; provided that Harvest States may use Confidential Information disclosed by it to the Company or United Grain in its other business operations; and provided that the disclosure of financial statements of, or other information relating to, the Company shall not be deemed to be the disclosure of Confidential Information (i) to the extent that any Member is required by law or GAAP to disclose such financial statements or other information or (ii) to the extent that in order to sustain a position taken for tax purposes, any Member deems it necessary and appropriate to disclose such financial statements or other information. All Confidential Information disclosed in connection with the Company or pursuant to this Agreement shall remain the property of the Person whose property it was prior to such disclosure.

                (b) No Confidential Information regarding the plans or
            operations of any Member or any Affiliate thereof received or acquired by or disclosed to any other Member or Affiliate thereof in the course of the conduct of the Business, or otherwise as a result of the existence of the Company, may be used by such other Member or Affiliate thereof for any purpose other than for the benefit of the Company in conducting the Business.

                (c) In the event that a Member or anyone to whom a Member
            transmits any Confidential Information becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, investigative demand or similar process) to disclose any of the Confidential Information, such Member will provide the other Members and the Company with prompt written notice prior to disclosure so that the other Members and the Company may seek a protective order or other appropriate remedy and/or waive compliance with the provisions of this Agreement. In the event that such protective order or other remedy is not obtained, or that the Company and the other Members waive compliance with the provisions of this Section 2.3, the Member or Person who is compelled to disclose such Confidential Information will take reasonable measures to minimize any required disclosure.

                (d) Each Member who ceases to be such will, and will cause its
            Affiliates and Agents to, maintain the confidentiality required by this Section 2.3 and to destroy or return upon request, all documents and other materials, and all copies thereof, obtained by such Member or on its behalf from either the Company or the other Members or any of their Affiliates in connection with the transactions leading up to and contemplated by this Agreement and the operation of the Company and the Business, that are subject to such confidentiality obligations. The obligations under this Section
            2.3 shall survive the dissolution of the Company for a period of five years.

                (e) To the fullest extent permitted by law, if a Member or any of its Affiliates or Agents breaches, or threatens to commit a breach of, this Section 2.3, the other Members and the Company shall have the right and remedy to have this Section 2.3 specifically enforced by and pursuant to the arbitration provisions in Section 6.1, and to obtain injunctive relief as authorized by Section 6.1, it being acknowledged and agreed that money damages will not provide an adequate remedy to such other Members or the Company. Nothing in this Section 2.3 shall be construed to limit the right of any Member or the Company to collect money damages in the event of breach of this Section 2.3.

                                    ARTICLE 3

                                   MANAGEMENT

            3.1 Management. The Business of the Company shall be managed by the Members in accordance with this Article 3. Except as provided in Section 3.7, all decisions concerning the management of the Business shall be made by the Members acting through the Members Committee and the officers of the Company, in each case as further described in Sections 3.2 and 3.3. Any Person not a party to this Agreement which deals with the Company shall be entitled to rely conclusively upon the power and authority of the Members Committee. Except upon the express authorization or designation by the Members or the Members Committee in accordance with this Agreement, no Member shall have any unilateral right or authority to take any action on behalf of the Company with respect to third parties.

                (a) Members Committee. The Members Committee shall consist of ten (10) members, five (5) of whom shall be appointed by United Grain and five (5) of whom shall be appointed by Harvest States. Each Committee Member shall be an officer, director or employee of the appointing Member and shall not be an officer or employee of the Company. The foregoing restriction on qualifications of Committee Members shall be subject to waiver and exceptions if approved by all Members. The Committee Members shall serve without compensation in connection with service on the Members Committee as such.

                (b) Each Member's initial Committee Members shall be as set forth in Schedule II. Effective upon the giving of written notice thereof to the other Members, any Member may, at any time, in its sole discretion and with or without cause, replace any or all of its appointed Committee Members with other individuals and may designate one or more alternates for any or all of its Committee Members; provided that such replacement Committee Members or alternates meet the requirements provided in Section 3.1(a) above. Each Committee Member shall serve on the Members Committee until his or her successor is appointed, or until his or her earlier death, resignation or removal. In the event that a Committee Member ceases to serve for any reason, the Member that appointed such Committee Member shall promptly designate a successor. Effective upon a Member ceasing to be a member of the Company, the Committee Members representing such Member on the Members Committee shall cease to be Committee Members.

            3.2 Powers of the Members Committee.

                (a) Without prejudice to the general powers of the Members to manage the Business, but subject to any limitations contained in the Act, it is hereby expressly declared that the Members delegate to the Members Committee the full and complete authority, power and discretion to manage and control the Business including the following powers, authority and duties:

                    (i) to cause the Company to enter into (a) the Joint Venture
                Agreement and all other documents, instruments and agreements in connection therewith; and (b) all credit agreements with the lenders and other agreements or instruments relating to the Business, with respect to any loans or other financing obtained by the Company;

                    (ii) to change the scope of the Business of the Company;

                    (iii) to adopt the annual Budgets and Business Plans for the
                Company and the amendments thereto;

                    (iv) to approve the admission of an Additional Member of the
                Company;

                    (v) to elect to continue the business of the Company
                following an event of dissolution, pursuant to Section 12.1 hereof;

                    (vi) to approve a merger or consolidation of the Company
                with or into any other Person;

                    (vii) to approve the sale of all or substantially all of the
                Company's assets;

                    (viii) to establish or dissolve any subsidiary of the
                Company;

                    (ix) to require any capital contributions (except the
                Initial Capital Contributions as provided for in this Agreement) and to determine the form of such contributions;

                    (x) to require any Capital Expenditures in excess of
                $50,000;

                    (xi) to form or dissolve a joint venture, partnership or any other similar arrangement between the Company and any other Person;

                    (xii) to appoint, replace or discharge the President of the
                Company (who shall initially be Gary Schuld);

                    (xiii) to approve any acquisitions or disposition of shares or bonds of any other entity or other interest in any other Person or business enterprise;

                    (xiv) to authorize any acquisition of assets of any other
                Person, or any disposition of assets of the Company, except in the ordinary course of business;

                    (xv) to borrow money or incur indebtedness in the name of
                the Company and in connection therewith issue notes or other debt securities of the Company and secure any such indebtedness by mortgage, pledge or other lien encumbering all or any portion of the Company's assets;

                    (xvi) to appoint or change the independent auditor of the
                Company;

                    (xvii) to approve the Financial Reports of the Company;

                    (xviii) except as otherwise provided in this Agreement, to approve any distribution to the Members of the Company;

                    (xix) to bring and defend actions in law or at equity and
                compromise, submit to arbitration, or settle all claims in favor of or against the Company;

                    (xx) to settle or compromise any claims against the Company;

                    (xxi) to make any accounting and income tax elections,
                determinations or other decisions;

                    (xxii) to appoint one or more subcommittees of the Members
                Committee (including the Executive Committee in accordance with the terms of this Agreement, subject to Section 3.6 hereof), such subcommittees to have such power and authority as shall be delegated to them by the Members Committee; and

                    (xxiii) to establish, amend or abolish internal rules of the
                Company with respect to the authority of the President and other designated officers and to create, reorganize or abolish departments and offices of the Company.

                (b) The powers, authority and duties delegated to the Members
            Committee in Section 3.2(a) above may be delegated by the Members Committee to any sub-committee established by the Members Committee or to any one or more officers of the Company, provided that any such delegation with respect to the items enumerated in Section 3.2(a)(i) through Section 3.2(a)(xxiii) shall require the unanimous affirmative vote of all Committee Members then serving. Each Member, by execution of this Agreement, agrees to, consents to, and acknowledges the delegation of the powers, authority and duties of the Members to the Committee Members in accordance with this Agreement, and to the actions and decisions of the Committee Members within the scope of their authority as provided herein.

            3.3 Members Committee Meetings.

                (a) The Members Committee shall hold regular meetings (at least quarterly) at such time and place as shall be determined by the Members Committee (or the Presiding Chairman, if any, of the Members Committee). Special meetings of the Members Committee may be called at any time by any Committee Member by delivering a notice of meeting in accordance with Section 3.4(g) hereof. The President and other officers of the Company may be invited by any Committee Member to attend and express their respective opinions at meetings of the Members Committee.

                (b) There shall be two Chairmen of the Members Committee, one of whom shall be appointed by United Grain from among its appointed Committee Members and the other of whom shall be appointed by Harvest States from among its appointed Committee Members. Each Chairman so appointed shall serve as such at the pleasure of the Member appointing such Chairman and until his respective successor is appointed by the Member who appointed him. The Chairman appointed by United Grain shall serve as the Presiding Chairman from the Effective Date until August 31, 1999. The Chairman appointed by Harvest States shall serve as the Presiding Chairman during fiscal year 2000. The next Chairman appointed by United Grain shall serve as the Presiding Chairman during fiscal year 2001, and so on, with the Chairman appointed by each of United Grain and Harvest States alternating as the Presiding Chairman after August 31, 1999, fiscal year by fiscal year. If the Presiding Chairman shall be absent from any meeting of the Members Committee, the other Chairman shall act as the Presiding Chairman in his place. The Presiding Chairman shall establish the agendas for, and regulate the proceedings of, meetings of the Members Committee, but must include on such agendas matters requested by any Committee Member in writing received at least two business days in advance of any meeting.

                (c) Committee Members may participate in a meeting of the
            Members Committee by conference telephone or similar communications equipment by means of which all Persons participating in the meeting can hear each other, and such participation shall constitute presence in person of such Committee Members at such meeting.

                (d) Any action required or permitted to be taken at any meeting of the Members Committee may be taken without a meeting upon the unanimous written consent of all of the Committee Members.

                (e) The Members Committee may appoint, from time to time, a person to act as Secretary of one or more meetings of the Members Committee ("Committee Secretary"). The Committee Secretary may or may not be the same person as the Secretary of the Company. The Committee Secretary shall prepare complete written minutes of the meetings of the Members Committee and shall cause same to be kept with the books and records of the Company. A duplicate copy of such written minutes shall be provided to each Committee Member.

                (f) A Committee Member shall have the right by written notice to the Presiding Chairman to designate an alternate Person to attend meetings of the Members Committee, instead and in place of such Committee Member, and to exercise all of the functions of such Committee Member. Any such alternate shall be deemed to be a Committee Member for all purposes hereunder until such designation is revoked. A Committee Member shall also have the right to give a written proxy to any other Committee Member for a specific meeting to exercise all voting rights of the Committee Member at such meeting.

                (g) Notice of each regular meeting and each special meeting of the Members Committee shall be given in writing to each Committee Member at least fourteen (14) business days before such meeting. Notices of special meetings shall contain a description, in reasonable detail, of the items of business to be conducted at such meeting and no business other than those items (unless expressly and unanimously agreed to by all of the Committee Members) may be conducted at such special meeting. The notice provisions of this
            Section 3.4(g) shall be waived upon either the signing of a written waiver thereof or attendance at a meeting by all of the Committee Members appointed by each Member.

            3.4 Voting. Except as provided in the next sentence, any action that may be taken by the Members Committee, including without limitation in exercise of the powers set forth in Section 3.2, shall require the affirmative vote of a majority of Committee Members present (in person or by proxy) at the meeting. Notwithstanding the foregoing, any action taken by the Members Committee with respect to the items enumerated in Section 3.2(a)(i) through Section 3.2(a)(xxiii) shall require the unanimous affirmative vote of all Committee Members; provided that as long as there is any vacancy on the Members Committee the affirmative vote of all of the Committee Members then serving shall be sufficient. A quorum of any meeting of the Members Committee shall require the presence (in person or by proxy) of at least six (6) Committee Members. Each Committee Member shall be entitled to one vote regarding all matters coming before the Members Committee and each Committee Member may vote in the best interests of the Member who appointed him or her, and shall have no duty to consider or to vote with regard to the best interests of the Company or any other Member.

            3.5 Deadlocks.

                (a) If the Members Committee fails to adopt, by the requisite affirmative vote, the annual Budget and Business Plan for the Company prior to the first day of any fiscal year of the Company, the Company shall be operated in accordance with the annual Budget and Business Plan for the next previous fiscal year of the Company until the Members Committee adopts the annual Budget and Business Plan for the relevant fiscal year.

                (b) If the Members Committee fails to resolve, by the requisite affirmative vote, any matter submitted thereto (other than the annual Budget and Business Plan), within ninety (90) days after such matter is first referred to the Members Committee, then each Member shall appoint a delegate in order to resolve such disagreement. Such delegates shall then meet as necessary to resolve such disagreement and attempt to resolve such disagreement by mutual agreement. If such delegates fail to resolve the disagreement within ninety (90) days of their appointment, no action with respect to such matter will be taken by the Company. Notwithstanding the foregoing, if such delegates fail to resolve the disagreement within ninety (90) days of their appointment, and as a result it is not reasonably practical to carry on the Business in accordance with this Agreement, then either United Grain or Harvest States may apply for a judicial dissolution of the Company in accordance with Section 18-802 of the Act.

            3.6 Executive Committee.

                (a) The Executive Committee shall consist of two (2) members, one of whom shall be appointed by the designees of United Grain to the Members Committee (the "United Grain Members Committee Designees") and one of whom shall be appointed by the designees of Harvest States to the Members Committee (the "Harvest States Members Committee Designees"). Each member of the Executive Committee shall be a member of the Members Committee and shall be an officer, director or employee of the appointing Member and shall not be an officer or employee of the Company. The foregoing restriction on qualifications of the Executive Committee Members shall be subject to waiver and exceptions if approved by all Members. The Executive Committee Members shall serve without compensation in connection with service on the Executive Committee as such.

                (b) The principal purpose of the Executive Committee shall be to review and discuss financial results of the operations of the Company, to review and analyze business and planning issues relating to the Company and its services and products, to explore strategies for future operations and for the maintenance and development of business for the Company, and to analyze and review other appropriate topics as may be delegated to it from time to time by the Members Committee. The Executive Committee shall make regular reports of its meetings to the Members Committee and, based on its review and analysis, may recommend various actions to the Members Committee. The Executive Committee, however, shall not have the power to exercise any of the powers and authority of the Members Committee in the management of the business and affairs of the Company except to the extent provided above or to the extent that such power and authority is conferred upon the Executive Committee by the Members Committee, acting by resolution unanimously adopted in accordance with Sections 3.2(b) and 3.4 of this Agreement. The Executive Committee shall not have any powers delegated to any other committee under this Agreement.

                (c) Any action that may be taken by the Executive Committee shall require the unanimous affirmative vote of all Executive Committee members. Each Executive Committee member shall be entitled to one vote regarding all matters coming before the Executive Committee and each member of the Executive Committee may vote in the best interests of the Members who appointed the designees of the Members Committee who appointed such member of the Executive Committee, and shall have no duty to consider or to vote with regard to the best interests of the Company or any other Member. The Executive Committee shall otherwise have the power to establish such rules and regulations covering its proceedings and meetings as it shall see fit, subject to the limitations thereon set forth in this
            Article 3 or elsewhere in this Agreement.

                (d) The United Grain Members Committee Designees initial member of the Executive Committee and the Harvest States Members Committee Designees initial member of the Executive Committee shall be as set forth in Schedule III. Effective upon the giving of written notice thereof to the other Members Committee members, each of the United Grain Members Committee Designees and the Harvest States Members Committee Designees may, at any time, in its sole discretion and with or without cause, replace any or all of its appointed Executive Committee members with other individuals, and may designate one or more alternates for any or all of its Executive Committee members; provided that such replacement Executive Committee members or alternates meet the requirements provided in this Section 3.6. Each Executive Committee member shall serve on the Executive Committee until his or her successor is appointed, or until his or her earlier death, resignation or removal. In the event that an Executive Committee Member ceases to serve for any reason, the United Grain Members Committee Designees or the Harvest States Members Committee Designees, as the case may be, that appointed such Executive Committee member shall promptly designate a successor. Effective upon a United Grain Members Committee Designee's or a Harvest States Members Committee Designee's ceasing to be a member of the Members Committee, the Executive

            Committee member representing such United Grain Members Committee Designees or Harvest States Members Committee Designees, as the case may be, shall cease to be an Executive Committee member.

            3.7 Members. Notwithstanding anything contained herein to the contrary, the Members reserve the right, power and authority by unanimous written consent to take the following actions:

                (a) to amend the Certificate;

                (b) to amend the Agreement;

                (c) to approve the dissolution or liquidation of the Company other than as required by the Act; and

                (d) to direct the Members Committee or Executive Committee to take any action or make, modify or amend any decision.

                                    ARTICLE 4

                             OFFICERS AND EMPLOYEES

            4.1 Officers. The officers of this Company shall include a President ("President") and a Secretary and such other officers as the Members Committee shall designate. The powers, rights, duties and responsibilities of the officers shall be as provided in this Agreement or determined by the Members Committee.

            4.2 President. The President shall have the responsibility for the general active day-to-day management of the Business. The President shall see that all orders and resolutions of the Members Committee are carried into effect. Except to the extent otherwise directed by the Members Committee, the President shall have the general powers and duties usually vested in the office of the chief operating officer of a corporation and shall have such other powers and perform such other duties as may from time to time be prescribed by the Members Committee.

            Gary Schuld shall serve as the initial President of the Company until his resignation or removal and subject to the terms of the Employee Lease Agreement.

                                    ARTICLE 5

               PURCHASES AND SALES OF GRAIN; PUT-THROUGH SERVICES

            5.1 Grain Origination.

                (a) General. Harvest States shall originate all Grain to be sold to the Company. Notwithstanding the foregoing, the Company may purchase Grain directly from private commercial grain companies, local or regional cooperatives and farmers not affiliated with Harvest States at the time of purchase and in the event that (a) the price and/or other terms for such Grain from such third party is more favorable than the price or other terms for Grain originated by Harvest States, or (b) with Harvest States approval, which approval shall not be unreasonably withheld. Grain purchased from commercial grain companies, local or regional cooperatives and farmers not affiliated with Harvest States may originate inside or outside the Exclusive Territory. Harvest States authorizes each of the United Grain employees and Harvest States employees leased to the Company pursuant to the Employee Lease Agreement to act as Harvest States' agents in purchasing Grain subject to and in accordance with policies and procedures agreed upon between Harvest States and United Grain; provided that all Grain shall be acquired in Harvest States' name, on Harvest States' contracts and shall be paid for with Harvest States' drafts or checks, except Grain directly purchased by the Company from private commercial grain companies, local or regional cooperatives and farmers not affiliated with Harvest States.

                (b) Grain Originated or Purchased by Harvest States Within the
            Exclusive Territory. In the event Harvest States originates or purchases Grain within the Exclusive Territory, it shall sell such Grain to the Company at Harvest States' Cost. "Harvest States' Cost" shall mean Harvest States' cost for the Grain in the relevant transaction, giving effect to all discounts applicable to the transaction.

                (c) Right of First Refusal for Grain Originated or Purchased by
            Harvest States Outside the Exclusive Territory. In the event Harvest States originates or purchases Grain outside the Exclusive Territory for sale into the Exclusive Territory at the time of purchase, then Harvest States shall disclose to the Company the type, quantity, shipment date, and Harvest States' Cost with respect to such Grain, and shall offer to sell the same type and quantity of Grain to the Company at Harvest States' Cost (a "HS Cost Offer"). Such offer by Harvest States may be made orally. In the event the Company does not advise Harvest States, within the time mutually agreed upon by the respective traders in accordance with customary trade practice, that it accepts such HS Cost Offer, such HS Cost Offer shall be deemed to have been rejected by the Company. If the Company shall reject any such HS Cost Offer within the time set forth above, Harvest States shall have the right to sell the type and quantity of Grain described in such HS Cost Offer to a third party.

                (d) Inter-Market Opportunities. In the event, after Harvest
            States has made an initial purchase of Grain, it proposes to sell Grain into the Exclusive Territory which was not originally intended to be sold into such Exclusive Territory at the time of the initial purchase, then Harvest States shall disclose to the Company the type, quantity, shipment date, and Harvest States Market Price and Terms with respect to such Grain, and shall offer to sell the same type and quantity of such Grain to the Company at Harvest States' Market Price and Terms. Such offer by Harvest States (the "HS Market Offer") may be made orally. In the event the Company does not advise Harvest States, within the time mutually agreed upon by the respective traders in accordance with customary trade practice, that it accepts such HS Market Offer, such HS Market Offer shall be deemed to have been rejected by the Company. If the Company shall reject any such HS Market Offer within the time set forth above, Harvest States shall have the right to sell the type and quantity of Grain described in such HS Market Offer to a third party. "Harvest States' Market Price and Terms" means the terms and conditions and delivered price of

            Grain at which Harvest States is prepared to sell to a third party. The Parties shall repeat the procedure set forth herein for each change in Harvest States' Market Price and Terms with respect to such Grain.

            5.2 Grain Sales.

                (a) Exclusive Distributorship. During the term of this
            Agreement, except in accordance with Article 5 hereof, neither United Grain nor Harvest States shall (i) export, distribute or sell Grain through the CRDIP (regardless of whether such Grain originated within or outside the Exclusive Territory) or (ii) distribute or sell into the Exclusive Territory Grain originated within or outside the Exclusive Territory. Notwithstanding the foregoing, Harvest States may export Grain through the CRDIP (regardless of whether such Grain originated within or outside the Exclusive Territory) which the Company does not purchase and export pursuant to this Agreement.

                (b) Right of First Refusal for Grain Proposed to be Sold Outside
            Wheat Territory or Barley Territory. In the event the Company proposes to sell wheat outside the Wheat Territory or feed barley outside the Barley Territory at the time of purchase, then the Company shall disclose to Harvest States the type, quantity, shipment date, and the Company's Cost with respect to such Grain, and shall offer to sell the same type and quantity of such Grain to Harvest States at the Company's Cost (a "Company Cost Offer"). Such offer by the Company may be made orally. In the event Harvest States does not advise the Company, within the time mutually agreed upon by the respective traders in accordance with customary trade practice, that it accepts such Company Cost Offer, such Company Cost Offer shall be deemed to have been rejected by Harvest States. If Harvest States shall reject any such Company Cost Offer within the time set forth above, the Company shall have the right to sell the type and quantity of Grain described in such Company Cost Offer into the Wheat Territory, into the Barley Territory or to any third party. "Company's Cost" shall mean the Company's cost for the Grain in the relevant transaction, giving effect to all discounts applicable to the transaction.

                (c) Inter-Market Opportunities. In the event, after the Company has made an initial purchase of Grain, it proposes to sell wheat outside the Wheat Territory or feed barley outside the Barley Territory, which was not originally intended to be sold outside such territories, respectively, at the time of the initial purchase, then the Company shall disclose to Harvest States the type, quantity, shipment date, and Company Market Price and Terms with respect to such Grain, and shall offer to sell the same type and quantity of such Grain to Harvest States at the Company's Market Price and Terms. Such offer by the Company (the "Company Market Offer") may be made orally. In the event Harvest States does not advise the Company, within the time mutually agreed upon by the respective traders in accordance with customary trade practice, that it accepts such Company Market Offer, such Company Market Offer shall be deemed to have been rejected by Harvest States. If Harvest States shall reject any such Company Market Offer within the time set forth above, the Company shall have the right to sell the type and quantity of Grain described in such Company Market Offer to a third party. "Company's Market Price and Terms" means the terms and conditions and delivered price of Grain at which the Company is prepared to sell to a third party. The parties shall repeat the procedure set forth herein for each change in the Company's Market Price and Terms with respect to such Grain.

            5.3 Put-through Services. Harvest States shall offer put-through services to the Company for Grain purchased by the Company at the locations described in, and in accordance with, the Put-through Agreement.

                                    ARTICLE 6

                               DISPUTE RESOLUTION

            6.1 Dispute Resolution. The Members desire to avoid all forms of traditional litigation, subject to the provisions for judicial dissolution set forth in Section 3.5(b) and 12.1(d) and the provision for preliminary injunctive relief described in Section 6.1(d) hereof. Any dispute, controversy or claim of any nature whatsoever between the Members and the Company arising out of or relating to this Agreement or the breach, termination or invalidity of this Agreement or any related agreements, whether in contract, tort or equity, or under any statute or regulation arising out of or relating to such agreements, the relationship between or among the Members or any circumstances pertaining to the creation or termination thereof, including without limitation, claims of discrimination, breach of fiduciary duty, bad faith, or interference with other business opportunities and including determining in the first instance the interpretation or scope of this dispute resolution agreement and other preliminary jurisdictional questions (a "Dispute"), shall be resolved in accordance with this Article 6. All other remedies to which the Members (including their respective Affiliates) may otherwise have been entitled, whether at law or in equity, are hereby waived to the fullest extent allowed by law. The obligations under this Article 6 shall survive the dissolution of the Company.

            The preceding provision notwithstanding, if a Dispute arises out of third-party litigation against any Member, these procedures shall not be mandatory, and such Member shall have the right to engage in such litigation with the third-party claimant and with other Members concerning such Dispute. For purposes of this exception pertaining to Disputes arising out of third-party litigation, a third-party means a party (i) which is not an Affiliate of a Member, (ii) has no record or beneficial financial, ownership or other significant interest in or with a Member and (iii) in which a Member has no record or beneficial financial, ownership or other significant interest.

                (a) Informal Dispute Resolution. The Members shall initially attempt in good faith to resolve any Dispute promptly by confidential negotiations between representatives of the Members with authority to settle the matter. All such negotiations shall be treated as compromise and settlement negotiations for purposes of the relevant rules of evidence. Any Member making a claim shall give the other Member written notice that the Member is invoking the dispute resolution procedures of this Article 6 with respect to a specified Dispute. Within ten (10) days after delivery of the written notice, the receiving Members shall submit to the other Member a written response. The notice and the response shall include
            (a) a statement of each Member's position and a summary of arguments supporting that position, and (b) the name of the Person(s) who will represent that Member and the name of any other Person who will accompany the representative(s) to the meeting. Within thirty (30) days after delivery of the written notice, the representatives of both parties shall meet at a mutually acceptable time and place (or failing such agreement at the Company's headquarters), or confer by telephone and thereafter as often as they reasonably deem necessary, to attempt to resolve the Dispute.

                (b) Mediation. If the Dispute has not been resolved by
            negotiation within forty-five (45) days of the initial written notice, any Member may notify the other Members that it intends to submit such Dispute to non-binding mediation under the then current model procedure for mediation of business disputes promulgated by CPR. In such event the Members shall mediate the Dispute. The Members shall promptly attempt to agree upon a reputable and experienced mediation service. Failing agreement within five (5) days after the notice of intent to mediate has been given by a Member, the mediator will be selected in accordance with the previously mentioned CPR procedure. Any such mediation process shall be conducted in Portland, Oregon and must be completed within seventy-five (75) days of delivery of the initial written notice unless otherwise agreed by the Members.

                (c) Formal Dispute Resolution.

                    (i) Any Dispute which remains unresolved seventy-five (75)
                days after delivery of the initial written notice (whether as a result of the inability of the parties to resolve the dispute pursuant to subsections (a) and/or (b) herein, or because of the refusal of one of the parties to engage in the procedures described in said subsections) shall be promptly resolved by final and binding arbitration. Such arbitration shall be conducted pursuant to the CPR Rules except to the extent herein otherwise provided. The place of arbitration shall be Portland, Oregon unless all Members which are parties to the arbitration agree to a different locale. There shall be a single neutral and impartial arbitrator, who shall not have been involved in the mediation, appointed by CPR experienced in the subject matter of the Dispute and who has not had a material personal or financial relationship with any participant to the Dispute or any Affiliate of any such participant in the preceding three years, to be selected in accordance with the CPR Rules. The arbitration shall be conducted in the English language, provided that a witness may testify in another language if the party calling such witness shall provide a competent interpreter at such party's expense. The arbitrator shall follow the laws of the State of Oregon (without regard to conflict of law provisions) in resolving any Dispute, provided that any question concerning arbitrability shall be governed exclusively by the United States Arbitration Act as then in force. Each Member hereby waives any right to and the arbitrator shall not have the power to award punitive, exemplary, double or treble damages. The award of the arbitrator shall be final and binding, and judgment on it may be entered in any court having jurisdiction. The Members agree that any decision or award resulting from proceedings in accordance with this dispute resolution provision shall have no preclusive or other effect in any other matter between the Members or involving a third-party.

                    (ii) The arbitrator may consolidate an arbitration under
                this Agreement with any other arbitration between the Members if the subject of the Dispute arises out of or relates essentially to the same facts or transaction(s). No other person may be included in the arbitration of a Dispute, whether by consolidation, joinder or in any other manner, except by written consent of the Members which are parties to the Dispute.

                (d) Injunctive Relief. The Members agree that notwithstanding anything to the contrary contained herein, any Member may seek a temporary restraining order or a preliminary injunction from any court of competent jurisdiction in order to prevent immediate and irreparable injury, loss or damage; provided such Member has commenced in good faith an informal dispute resolution proceeding pursuant to this Article 6. The arbitrator once appointed shall have the power to modify or vacate such temporary restraining order or preliminary injunction or to issue a restraining order or injunction.

                (e) Confidentiality. The dispute resolution proceedings
            contemplated by this Article 6 shall be as confidential and private as permitted by law. To that end, the Members shall not disclose the existence, content or results of any proceedings conducted in accordance with this provision, and materials submitted in connection with such proceedings shall not be admissible in any other proceeding, provided, however, that this confidentiality provision shall not prevent a petition to vacate or enforce an arbitration award, and shall not bar disclosures required by law.

                (f) Limitations Period. The statutes of limitation of the State of Oregon shall be applicable to the arbitration of any Dispute hereunder just as if such arbitration were a lawsuit between the Members, except that all applicable statutes of limitation and defenses based upon the passage of time shall be tolled during the pendency of any informal dispute resolution or mediation under Sections 6.1(a) and (b) hereof and that any such statutes of limitation shall be subject to any shorter limitations periods as may result from the provisions of Section 13.1. The parties shall take such action, if any, as may be required to effectuate the tolling provided for in this Section 6.1(f).

                (g) Proceedings in Name of Company. Should United Grain or
            Harvest States have potential liability to the Company under this Agreement for the alleged breach of any covenant, inaccuracy of any representation or warranty, or otherwise, the non-defaulting party (the "Moving Party"), either United Grain or Harvest States as the case may be, shall commence a proceeding under this Article 6 in the name, and for the benefit, of the Company. Neither United Grain nor Harvest States shall commence such a proceeding directly against one another in their own names. The Company shall reimburse the Moving Party for all costs and expenses incurred by it in connection with such proceedings up to but not to exceed the amount of any recovery by the Company resulting from such proceeding. If the Company receives no recovery, it shall not be responsible to pay any such reimbursement. The arbitrator shall not award attorneys' fees or other costs of any dispute resolution proceedings conducted pursuant to this Article 6 to the prevailing or any party as part of any arbitration award.

                                    ARTICLE 7

                    SHORT TERM CREDIT FACILITIES FROM MEMBERS

            7.1 Credit Facilities. United Grain shall make short term bridge financing available to the Company in the form of working capital loans ("Loans"), and Harvest States shall make short term bridge financing available to the Company in the form of trade credits for the Company to purchase Grain originated by such Member ("Trade Credits") (such financing in the form of Loans and Trade Credits is referred to herein as the "Credit"); provided, however, that (i) the aggregate principal balance of such Loans and Trade Credits from all Members, taken together, shall not exceed $75,000,000; (ii) the aggregate principal balance of the Loans and Trade Credits from any Member shall not exceed $50,000,000 at any time; and (iii) notwithstanding clause (ii) of this
Section 7.1, no Member shall be required to make available any further Loans or Trade Credits at any time when the outstanding principal balance of all Loans and Trade Credits from such Member exceeds $37,500,000. The proceeds of each Credit, whether in the form of a Loan or a Trade Credit, shall be applied by the Company toward the purchase of Grain by the Company from Grain suppliers and originators (including Harvest States) pursuant to Article 5 hereof. Each Loan shall be evidenced by a Form of Loan Agreement and Form of Security Agreement and each Trade Credit shall be evidenced by a Form of Trade Credit Agreement and Form of Security Agreement, in each case in the form attached hereto as Exhibit I, executed by the Company and the Member providing the Credit. The terms and conditions of each such Credit, including without limitation the amount borrowed or the credit extended, shall be as set forth in the applicable Credit Documents, and otherwise as mutually agreed upon between the Company and the Member providing the financing at the time the Credit is consummated. In the case of each Trade Credit, the amount, terms and conditions of such Trade Credit shall also be as set forth in the applicable purchase agreement and otherwise agreed upon between the Company and Harvest States at the time the Trade Credit is provided. Interest rates on and terms of the Credit shall reflect commercial market rates and commercial terms and shall compensate the Members for costs incurred by the Member in providing the financing. Subject to agreement on terms, the Company may obtain the Loans from United Grain or Trade Credits from Harvest States based upon the best terms available. Notwithstanding anything to the contrary set forth herein, neither Member shall be required to provide a Loan or Trade Credit to the Company if by reason of such Loan or Trade Credit the total outstanding principal balance of Loans and Trade Credit provided by such Member would exceed 50% of the total outstanding principal balance of all Loans and Trade Credits to the Company.

            7.2 Security Interest. The Company hereby grants a security interest to the Members in all of the Company's inventory, accounts receivable, equipment, personal property, fixtures and the proceeds of the foregoing (the "Collateral") to secure payment of the Credit, including the Loans and Trade Credits. The security interest granted to each of the Members shall be of equal priority and shall secure each Credit ratably according to the principal balance of the Credit outstanding to each Member.

            7.3 Cross-Default. The parties hereto agree that any Event of Default or Default under the terms of any Credit or Credit Document will constitute an Event of Default or Default, as the case may be, under every other Credit Document.

            7.4 Agreement Regarding Payments. Each of United Grain and Harvest States agrees that, upon the occurrence and during the continuance of an Event of Default, all Payments and Distributions pursuant to any Credit shall be made in pari passu, in proportion to all amounts due each of them, taken together, under all Credits extended pursuant to the Credit Documents (giving effect, in the event of a Reorganization, to allocation of unpaid Credits in accordance with Section 7.6 hereof).

            7.5 Distributions In Reorganization. In the event of any Reorganization, all of the Credits shall first be indefeasibly paid and satisfied in full in cash before any Payment or Distribution is made upon any indebtedness of the Company owing to any other Person. Prior to the Company's obtaining credit from any Person other than a United Grain or Harvest States, United Grain and Harvest States may require such agreements as they deem reasonably necessary from such third party lender to confirm such priority of payment. In any Reorganization, any Payment or Distribution of any kind or character, whether in cash or property or securities, which may be payable or deliverable in respect of other indebtedness of the Company shall be paid or delivered directly to the holders of the Credits for application in payment of the Credits unless and until all such Credits shall have been indefeasibly paid and satisfied in full in cash. Loans or other credit accommodations extended by either United Grain or Harvest States outside the Credit Documents, or after notice of an Event of Default has been given, shall be considered loans to a third party lender for purposes of this Agreement.

            7.6 Allocation and Payment of Credit Arrearages. Upon the occurrence of an Event of Default, following the Payments and Distributions in accordance with Sections 7.4 and 7.5 hereof, any remaining amounts under any Credit which the Company has failed to timely pay when due or when declared due or which United Grain or Harvest States (whichever has extended the Credit) fails to receive (an "Arrearage") shall be allocated equally between Harvest States and United Grain. To the extent the Arrearage of either United Grain or Harvest States exceeds the Arrearage of the other, whichever of United Grain and Harvest States has the smaller Arrearage shall promptly pay to the other one-half of such difference, for application in payment of the Credits, unless and until all such Credits shall have been indefeasibly paid and satisfied in full in cash.

            7.7 Agreement To Hold In Trust. If the holder of any Credits shall receive any Payment or Distribution in violation of the provisions of this Agreement, it shall hold such Payment or Distribution in trust for the benefit of the other holder of the Credits and shall forthwith remit so much thereof as is owing to the other holder of the Credits pursuant to the terms of the Credit Documents and this Agreement, in each case in the same in the form in which it was received, together with such endorsements or documents as may be necessary to effectively negotiate or transfer the same, for application in payment of the Credits.

            7.8 Limit On Right Of Action. For so long as any Credits remain outstanding or any commitments of United Grain or Harvest States to make loans or other extensions of credit to the Company under any of the Credit Documents remain outstanding, the holders of Credits shall not take any action (other than providing notice to the Company of any default under the Credits) to accelerate or demand payment of the Credits, to exercise any of their rights or remedies under the Credit Documents, including the Security Agreement, or otherwise collect any amount due in respect of the Credits, to initiate any litigation against or reorganization of, the Company, without the written consent of the other holder of Credits. The foregoing provisions of this Section 7.8 are solely for the purpose of defining the relative rights of the holders of Credits and shall not limit or otherwise affect any rights which the holders of Credits may have against the Company under the Credit Documents or otherwise.

            7.9 Actions In Reorganization. Each of United Grain and Harvest States agrees that in connection with any Reorganization it will not, without the prior written consent of the other: (a) take any legal action which would be prohibited pursuant to Section 7.8 above; (b) agree or attempt to extend credit to the Company in connection with any Reorganization; (c) file any motion for relief from automatic stay or for adequate protection or similar relief or protection; (d) vote or agree to accept any plan of reorganization or similar arrangement unless the other has voted or agreed to accept such plan or arrangement; (e) oppose any request by the representative of the Company's bankruptcy estate to use collateral or cash collateral if the other has consented to such use; and (f) take such actions consistent with the terms of this Agreement as may be reasonably requested by the other to effectuate the agreements provided herein.

            7.10 Further Assurances. Each holder of Credits shall execute and deliver to the other holder of Credits such further instruments and shall take such further action as such other holder of the Credits may at any time or times reasonably request in order to effect the provisions and intent of this Agreement and the Credit Documents.

            7.11 Continuing Effect. The provisions of this Agreement shall be reinstated and revived, and the rights of the holders of the Credits shall continue, with respect to any amount at any time paid on account of the Credits which shall thereafter be required to be restored or returned by the holders of the Credits in any Reorganization or otherwise, all as though such amount had not been paid.

            7.12 Transfers. Neither United Grain or Harvest States may sell, assign, transfer, pledge, hypothecate, or encumber (a "Transfer") all or any portion of the Credits to any other party without the consent of the other, and only if such party agrees to be bound by the terms of this Agreement and acknowledges in writing to and for the benefit of the other prior to such Transfer that the Credits so transferred will remain following such Transfer, subject to this Agreement. Any purported Transfer by United Grain or Harvest States of all or any portion of the Credits in violation of this Section 7.12 shall be null and void.

                                    ARTICLE 8

                              CAPITAL CONTRIBUTIONS

            8.1 Capital Accounts.

                (a) A single capital account shall be maintained for each Member
            (regardless of the class of interests owned by such Member and regardless of the time or manner in which such interests were acquired) in accordance with the capital accounting rules of Section 704(b) of the Code, and the Income Tax Regulations thereunder (including particularly section 1.704-l(b)(2)(iv) of the Income Tax Regulations) (a "Capital Account").

                (b) In general, under such rules, a Member's Capital Account shall be:

                    (i) Increased by (x) the amount of money contributed by the
                Member to the Company (including the amount of any make-up contributions made by such Member pursuant to Section 8.3(b) and the amount of any Company liabilities that are assumed by such Member other than in connection with distribution of Company property); (y) the Fair Market Value (determined in accordance with Section 8.9 hereof) of property contributed by the Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under section 752 of the Code); and (z) allocations to the Member of Company Profits; and

                    (ii) Decreased by (w) the amount of money distributed to the
                Member by the Company (including the amount of such Member's individual liabilities that are assumed by the Company other than in connection with contribution of property to the Company); (x) the Fair Market Value (determined in accordance with Section 8.9 hereof) of property distributed to the Member by the Company (net of liabilities secured by such distributed property that such Member is considered to assume or take subject to under section 752 of the Code); (y) allocations to the Member of expenditures of the Company not deductible in computing its taxable income and not properly capitalized; and
                (z) allocations to the Member of Company Losses; and

                    (iii) Increased or decreased by any Revaluation Gain or
                Revaluation Loss determined under Section 8.7.

            8.2 Initial Contributions of Capital. On or before the Effective Date, United Grain and Harvest States shall each make the contributions of assets and liabilities to the Company as set forth on Schedule I hereto.

            8.3 Additional Contributions by Members.

                (a) In the event that the Members Committee determine that an additional capital contribution, payable in cash or other property (or combination thereof), is necessary or advisable, each Member will be notified in writing by the Members Committee, at least sixty
            (60) days prior to the date on which such capital contribution is payable (the "Due Date"), of the amount of the capital contribution required from each of them, on a pro rata basis, determined in accordance with such Member's respective Percentage Interest, and the Due Date for such capital contribution. Each such capital contribution shall be payable in cash unless otherwise determined by vote of the Members Committee. Such contributions, when made by a Member, shall be credited to such Member's Capital Account.

                (b) In the event that a Member fails to make a required capital contribution on or prior to the Due Date thereof (a "Defaulting Member"), the other Members, who have made their respective capital contributions and are not Affiliate Transferees of the Defaulting Member (the "Non-Defaulting Members"), within thirty (30) days following the mailing of notice from the Company that payment from the Defaulting Member has not been made, may (but shall not be obligated to) by a vote of the Non-Defaulting Members representing a majority of the Percentage Interests of the Non-Defaulting Members exercise any or all of the following remedies with respect to the contribution which the Defaulting Member failed to make to the capital of the Company (a "Default Amount"):

                    (i) Withdraw the required capital contributions contributed by each of the Non-Defaulting Members from the Company;

                    (ii) Pay to the Company the Default Amount on behalf of the
                Defaulting Members; provided that each of the Non-Defaulting Members shall be required to contribute a portion of the Default Amount that is equal to such Non-Defaulting Member's Percentage Interest divided by the Percentage Interests of all Non-Defaulting Members unless the Non-Defaulting Members otherwise agree to contribute different percentages of the Default Amount. To the extent that a Default Amount shall be paid in whole or in part by one or more Non-Defaulting Members, the Capital Accounts of the Non-Defaulting Members who make such payment and their Percentage Interests shall be appropriately increased and the Percentage Interest of the Defaulting Member shall be appropriately decreased; or

                    (iii) Initiate and maintain an action, under the sole
                control of the Non-Defaulting Members, against the Defaulting Member for the Default Amount and to pursue any available remedy, including but not limited to seeking payment by the Defaulting Member of such Default Amount or the unpaid portion thereof and damages incurred by the Company in connection therewith. The costs of any action commenced by the Company pursuant to this Section 8.3(b)(iii) shall be paid by the Company and shall be reimbursed by the Defaulting Member to the Company and to the extent not so reimbursed shall be deducted from such Defaulting Member's Capital Account and Adjusted Capital Contributions.

            8.4 Member Obligations. No Member shall have any obligation to restore any portion of any deficit balance in such Member's Capital Account, whether upon liquidation of its interest in the Company, liquidation of the Company or otherwise.

            8.5 Withdrawals of Capital Accounts. No Member shall be entitled to withdraw any amount from its Capital Account prior to dissolution of the Company.

            8.6 Interest on Capital Accounts. No interest or compensation shall be paid on or with respect to the Capital Account or capital contributions of any of the Members, except as otherwise expressly provided herein.

            8.7 Revaluation of Company Assets.

                (a) The assets of the Company shall be revalued in accordance with Section 8.9 hereof to their then Fair Market Values as of the date of and immediately prior to (i) the acquisition of an additional interest in the Company (including adjustments to Percentage Interests arising as a result of a failure of any Member to make a required capital contribution pursuant to Section 8.3 hereof) by any new or existing Member in exchange for more than a de minimis capital contribution to the Company, (ii) the distribution by the Company of more than a de minimis amount of property as consideration for the redemption of a portion (but not all) of a Member's interest in the Company and (iii) the liquidation of a Member's entire interest in the Company, or immediately prior to the distribution of Company assets in liquidation of the Company within the meaning of Income Tax Regulations section 1.704-l(b)(2)(ii)(g); provided, however, that no revaluation shall occur if the Members Committee reasonably determines that a revaluation would not materially affect the Capital Accounts of the Members or that the cost of such revaluation would be disproportionate to any benefit to be derived by the Members from such revaluation.

                (b) Immediately prior to the distribution of any asset by the
            Company, the Members Committee shall revalue such asset to its then Fair Market Value.

                (c) Any Revaluation Gain or Revaluation Loss arising from a revaluation of any Company asset pursuant to this Section 8.7 shall respectively be credited to or debited from the Members' Capital Accounts in accordance with their respective Percentage Interests immediately prior to the event giving rise to such revaluation.

            8.8 Redetermination of Percentage Interests. The respective Percentage Interests of each of the Members shall be redetermined immediately after (a) the election of the Non-Defaulting Members to contribute the Default Amount pursuant to Section 8.3(b)(ii) or (b) the admission of an Additional Member pursuant to Section 11.

            8.9 Determination of Fair Market Value. The Fair Market Value, as of the date of determination, of any asset shall be determined (a) by mutual agreement of the Members or (b) if no such agreement is reached within ten days of the relevant date of determination, as follows:

                (a) Selection of Appraisers. Each of (A) the Member who is
            either contributing an asset to the Company, receiving an asset as a distribution from the Company or transferring an asset which is being valued hereunder (or, if there is no such Member, United Grain) (the "Asset Member") and (B) the other Members shall designate by written notice to the Company and each Member a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an Appraiser pursuant to this Section 8.9 (the firms designated by the Asset Member and the other Members being referred to herein as the "First Appraiser" and the "Second Appraiser," respectively) within five business days after the expiration of the ten day period referred to in clause (b) above. In the event that either the Asset Member or the other Members fail to designate its or their Appraiser within the foregoing time period, the other(s) shall have the right to designate such Appraiser by notifying the failing party or parties in writing of such designation (and the Appraiser so designated shall be the First Appraiser or the Second Appraiser, as the case may be).

                (b) Evaluation Procedures. Each Appraiser shall be directed to determine the Fair Market Value of the asset. Each Appraiser will also be directed to deliver an Appraiser's Certificate to each Member on or before the 30th day after their respective designation (the "Certificate Date"), upon the conclusion of its evaluation, and each Appraiser's Certificate once delivered may not be retracted or modified in any respect. Each Appraiser shall keep confidential all information disclosed by the Company in the course of conducting its evaluation, and, to that end, will execute such customary documentation as the Company may reasonably request with respect to such confidentiality obligation. The Members shall cooperate in causing the Company to provide each Appraiser with such information within the Company's possession which may be reasonably requested in writing by the Appraiser for purposes of its evaluation hereunder. The Appraisers shall consult with each other in the course of conducting their respective evaluations. Each Member shall have full access to each Appraiser's work papers. Each Appraiser shall be directed to comply with the provisions of this Section 8.9, and to that end each Member shall provide to its respective Appraiser a complete and correct copy of this Section 8.9 (and the definitions of capitalized terms used in this Section 8.9 that are defined elsewhere in this Agreement).

                (c) Fair Market Determination. The Fair Market Value of any
            asset shall be determined on the basis of the Appraisers' Certificates in accordance with the provisions of this subparagraph
            (c), each of which shall be simultaneously delivered to each Member. The higher of the values set forth in the Appraisers' Certificates is hereinafter referred to as the "Higher Value" and the lower of such values is hereinafter referred to as the "Lower Value". If the Higher Value is not more than 110% of the Lower Value, the Fair Market Value will be the arithmetic average of such two Values. If the Higher Value is more than 110% of the Lower Value, a third appraiser shall be selected in accordance with the provisions of subparagraph (d) below, and the Fair Market Value shall be determined in accordance with the provisions of subparagraph (e) below.

                (d) Selection of and Procedure for Third Appraiser. If the
            Higher Value is more than 110% of the Lower Value, then within seven days after delivery to the Members of the Appraiser's Certificates, the First Appraiser and the Second Appraiser shall agree upon and jointly designate a third firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated to serve as an appraiser pursuant to this Section
            8.9 (the "Third Appraiser"), by written notice to each Member. If, within ten days after delivery of the Appraiser's Certificates, as provided in clause (c) above, the First Appraiser and the Second Appraiser shall have failed to so designate the Third Appraiser, then any Member may apply to the CPR to appoint the Third Appraiser which shall be a firm of recognized national standing familiar with appraisal techniques applicable to assets of the type being evaluated. The Members shall direct the Third Appraiser to determine the Fair Market Value of the asset (the "Third Value") in accordance with the provisions of subparagraph (b) above, and to deliver to the Members an Appraiser's Certificate on or before the 30th day after the designation of such Appraiser hereunder. The Third Appraiser shall be directed to comply with the provisions of this Section 8.9, and to that end the parties shall provide to the Third Appraiser a complete and correct copy of this Section 8.9 (and the definitions of capitalized terms used in this Section 8.9 that are defined elsewhere in this Agreement).

                (e) Alternative Determination of Fair Market. Upon the delivery of the Appraiser's Certificate of the Third Appraiser, the Fair Market Value shall be determined as provided in this subparagraph
            (e). The Fair Market Value shall be (i) the Lower Value, if the Third Value is less than the Lower Value, (ii) the Higher Value, if the Third Value is greater than the Higher Value, (iii) the arithmetic average of the Third Value and the other Value (Lower or Higher) that is closer to the Third Value if the Third Value falls within the range between (and including) the Lower Value and the Higher Value and (iv) the Third Value, if the Lower Value and the Higher Value are equally close to the Third Value.

                (f) Costs. Each of the Asset Member and the other Members shall bear the cost of the Appraiser designated by it or on its behalf. If the Higher Value is not more than 115% of the Lower Value, or if the Higher Value and the Lower Value are equally close to the Third Value, each of the Asset Member and the other Members shall bear 50% of the cost of the Third Appraiser, if any; otherwise, the party whose Appraiser's determination of Fair Market Value is further away from the Third Value shall bear the entire cost of the Third Appraiser. The Members agree to pay when due the fees and expenses of the Appraisers in accordance with the foregoing provisions.

                (g) Conclusive Determination. To the fullest extent provided by law, the determination of the Fair Market Value made pursuant to this Section 8.9 shall be final and binding on the Company and the Members and such determination shall not be appealable to or reviewable by any court or arbitrator; provided that the foregoing shall not limit a Member's rights to seek arbitration of the obligations of the other Members and the Company hereunder.

                (h) Fair Market Value of United Grain Assets and Harvest States
            Assets. The Members hereby agree that the Fair Market Value of the United Grain Assets and the Harvest States Assets, as defined in the Joint Venture Agreement, shall be as specified in Schedule I.

                                    ARTICLE 9

                 ALLOCATION OF PROFITS AND LOSSES; DISTRIBUTIONS

            9.1 Allocation of Profits and Losses.

                (a) Company Profits and Losses, and items of income, gain, loss and deduction included in determining Profits and Losses, shall be allocated among the Members as provided in this Section. As set forth in the definition of Profit and Loss, the amounts allocated under this Section are determined by using Asset Value, which may be based on Fair Market Value at the time of contribution or revaluation pursuant to Section 8.7. The allocation of taxable income and loss is governed by Section 9.2.

                (b) Except as otherwise provided in this Section 9.1, Company
            Profits, Losses and items of income, gain, loss and deduction included in determining Profits and Losses shall be allocated among the Members proportionately in accordance with their respective Percentage Interests as set forth on Schedule I and, if applicable, as redetermined under Section 8.8.

                (c) Minimum Gain Chargeback. Notwithstanding anything to the contrary in this Article 9, if there is a net decrease in "Partnership Minimum Gain" or "Partner Nonrecourse Debt Minimum Gain" (as such terms are defined in sections 1.704-2(b) and 1.704-2(i)(2), respectively, of the Income Tax Regulations) during a Company taxable year, then each Member shall be allocated items of Company income and gain for such year (and, if necessary, for subsequent years), to the extent required by, and in the manner provided in, section 1.704-2 of the Income Tax Regulations.

            This provision is intended to be a "minimum gain chargeback" within the meaning of sections 1.704-2(f) and 1.704-2(i)(4) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

                (d) Qualified Income Offset. Subject to the provisions of
            Section 9.1(c), but otherwise notwithstanding anything to the contrary in this Article 9, if any Member's Capital Account has a deficit balance in excess of such Member's obligation to restore its Capital Account balance, computed in accordance with the rules of paragraph (b)(2)(ii)(d) of section 1.704-1 of the Income Tax Regulations (including such Member's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in sections 1.704-2(g) and 1.704-2(i)(5) of the Income Tax Regulations), then sufficient amounts of income and gain (consisting of a pro rata portion of each item of Company income, including gross income, and gain for such year) shall be allocated to such Member in an amount and manner sufficient to eliminate such deficit as quickly as possible. This provision is intended to be a "qualified income offset" within the meaning of section 1.704-l(b)(2)(ii)(d) of the Income Tax Regulations and shall be interpreted and implemented as therein provided.

                (e) Loans. Except as otherwise provided in Section 9.1(g), if and to the extent any Member is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 483 of the Code, or
            any similar provision now or hereafter in effect, any corresponding resulting deduction of the Company shall be allocated to the Member who is charged with the income. Subject to the provisions of section 704(c) of the Code and Sections 9.1(c) (d) and (g) hereof, if and to the extent the Company is deemed to recognize income as a result of any loans described herein pursuant to the rules of sections 1272, 1273, 1274, 1274A, 7872, 482 or 403 of the Code, or any similar provision now or hereafter in effect, such income shall be allocated to the Member who is entitled to any corresponding resulting deduction.

                (f) Change in Interests. Except as provided in Section 9.1(e)
            hereof or as otherwise required by law, if the Percentage Interests of the Members are changed herein during any taxable year, all items to be allocated to the Members for such entire taxable year shall be prorated on the basis of the portion of such taxable year which precedes each such change and the portion of such taxable year on and after each such change according to the number of days in each such portion, and the items so allocated for each such portion shall be allocated to the Members in the manner in which such items are allocated as provided in this Article 9 during each such portion of the taxable year in question.

                (g) Losses.

                    (i) Items of deduction and loss attributable to recourse
                liabilities of the Company (within the meaning of section 1.752-l(a)(1) of the Income Tax Regulations, but excluding "partner nonrecourse debt" within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations) shall be allocated among the Members in accordance with the ratio in which the Members share the economic risk of loss (within the meaning of section 1.752-2 of the Income Tax Regulations) for such liabilities.

                    (ii) Items of deduction and loss attributable to "Partner
                Nonrecourse Debt" within the meaning of section 1.704-2(b)(4) of the Income Tax Regulations shall be allocated to the Members bearing the economic risk of loss with respect to such debt in accordance with section 1.704-2(i) of the Income Tax Regulations.

                    (iii) Items of deduction and loss attributable to the
                Company's "Nonrecourse Liabilities" within the meaning of
                section 1.704-2(b)(3) of the Income Tax Regulations shall be allocated among the Members proportionately in accordance with their Percentage Interests.

                    (iv) All other items of operating net loss ("Operating Net
                Loss") shall be allocated among the Members, proportionately in accordance with their Percentage Interests, except that Operating Net Loss shall not be allocated to any Member to the extent it would create a deficit balance in excess of such Member's obligation to restore its capital account balance, computed in accordance with the rules of section 1.704-l(b)(2)(ii)(d) of the Income Tax Regulations (including such Member's share of Partnership Minimum Gain and Partner Nonrecourse Debt Minimum Gain as provided in sections 1.704-2(g) and 1.704-2(i)(5) of the Income Tax Regulations). Any Operating Net Loss which cannot be allocated to a Member because of the limitation set forth in the previous sentence shall be allocated first to the other Members to the extent such other Members would not be subject to such limitation and second any remaining amount to the Members in the manner required by the Code and the Income Tax Regulations.

                (h) Purpose and Application. The purpose and the intent of the special allocations provided for in Sections 9.1(c), (d), and (g) are to comply with the provisions of sections 1.704-l(b) and 1.704-2 of the Income Tax Regulations, and such special allocations are to be made so as to accomplish that result. However, to the extent possible, the Members in allocating items of income, gain, loss, or deduction among the Members shall take into account the special allocations in such a manner that the net amount of allocations to each Member shall be the same as such Member's distributive share of Profits and Losses would have been had the events requiring the special allocations not taken place. The Members shall apply the provisions of this Section 9.1 in whatever order they reasonably believe will minimize any economic distortion that otherwise might result from the application of the special allocations.

            9.2 Allocation of Taxable Income and Loss.

                (a) General. Items of income, gain, loss, and deduction reported for federal income tax purposes shall be allocated in the same manner as the corresponding items included in Profits and Losses and allocated under Section 9.1, except as provided in this Section 9.2.

                (b) Section 704(c) Allocations. A Member's distributive share of income, gain, loss, or deduction with respect to any tangible property with Asset Value that differs from Basis shall be determined in accordance with the principles of the "remedial allocation method" set forth in section 1.704-3(d) of the Income Tax Regulations. A Member's distributive share of income, gain, loss, or deduction with respect to any intangible property with Asset Value that differs from Basis shall be determined in accordance with the principles of the "traditional allocation method" set forth in section 1.704-3(b) of the Income Tax Regulations.

                (c) Recapture. Subject to the provisions of section 704(c) of the Code and Sections 9.1 hereof, gain recognized (or deemed recognized under the provisions hereof) upon the sale or other disposition of Company property, which is treated as depreciation recapture, shall be allocated to the Member who was entitled to deduct such depreciation.

                (d) Credits. Except as otherwise required by law, tax credits shall be allocated among the Members pro rata in accordance with the manner in which Company profits are allocated to the Members under this Article 9, as of the time the credit property is placed in service or if no property is involved, as of the time the credit is earned. Recapture of any tax credit required by the Code shall be allocated to the Members in the same proportion in which such tax credit was allocated.

                (e) Conformity of Reporting. The Members hereby agree to be bound by the provisions of this Article 9 in reporting their shares of Company income, loss, credits and other items for income tax purposes.

            9.3 Distribution of Assets by the Company.

                (a) Subject to any restrictions under applicable law, as
            promptly as practical after the end of each mid-year closing and fiscal year of the Company, but in any event within sixty (60) days after the end of each such period, the Company shall estimate the Company's Net Profits for such period and shall distribute to the Members 100% of the Company's estimated Net Profits for such period less the Net Profits for such period previously distributed by the Company. Other distributions, whether in cash or in kind, shall be made to the Members at such times and in such amounts as shall be determined by the Members Committee. The amount of any in-kind distribution shall be distributed on the basis of the property's then Fair Market Value (determined in accordance with Section 8.9 hereof).

                (b) Distributions shall be made among the Members in accordance with their respective Percentage Interests at the time of such distribution.

                (c) Upon liquidation of the Company, within the meaning of
            Income Tax Regulations section 1.704-l(b)(2)(ii)(g), distributions shall be made among the Members as provided in Section 12.3.

                (d) All matters not expressly provided for by the terms of
            Article 9 or elsewhere in this Agreement concerning the valuation of any assets of the Company, the allocation of profits and losses and items thereof (including credits) among the Members, the distribution of Net Profits or other assets of the Company, and accounting procedures shall be agreed by the Members or referred to arbitration under Article 6.

                                   ARTICLE 10

                       TAX MATTERS AND REPORTS; ACCOUNTING

            10.1 Filing of Tax Returns. The Members Committee shall prepare and file, or cause the accountants of the Company to prepare and file, all federal, state and local Tax Returns for each tax year of the Company and shall upon request, provide copies of such Tax Returns to each Member.

            10.2 Tax Matters Partner.

                (a) The "Tax Matters Partner" of the Company within the meaning of section 6231(a)(7) of the Code shall be United Grain. Unless otherwise expressly provided herein, the Tax Matters Partner is authorized to take any action that it determines to be necessary or appropriate with respect to all tax matters, provided that the Tax Matters Partner shall not have the authority to bind any other Member to any consent, determination, resolution of a dispute or other legal matter.

                (b) The Tax Matters Partner shall promptly advise the other
            Members of all audits or other actions by the Internal Revenue Service and shall furnish to the Company and to each Member a copy of each notice or other communication received by the Tax Matters Partner from the Internal Revenue Service except such notice or communication sent directly to the Members by the Internal Revenue Service. All expenses incurred by the Tax Matters Partner in its capacity as such shall be expenses of the Company and shall be paid by the Company.

                (c) To the fullest extent permitted by law, the Company shall indemnify Members on an after-tax basis against any liabilities incurred while acting as the Tax Matters Partner of the Company but only to the extent such Member acts within the scope of its authority as Tax Matters Partner under this Agreement or the Tax Matters Partner has acted in reliance on advice of the Company's tax accountants or legal counsel or at the direction of the Members Committee. The Tax Matters Partner shall not be indemnified against any liability regarding Company tax matters arising by reason of the willful misconduct, bad faith, gross negligence or reckless disregard of the duties of the Tax Matters Partner.

            10.3 Tax Reports to Current and Former Members. After the end of each fiscal year, the Company shall, in a timely manner, prepare and mail, or cause its accountants to prepare and mail, to each Member and, to the extent necessary, to each former Member (or its legal representatives), a report setting forth in sufficient detail such information as is required to be furnished to members or partners by law (e.g., section 6031(b) of the Code and the Income Tax Regulations thereunder) and as shall enable such Member or former Member (or its legal representatives) to prepare their respective federal and state income tax or informational returns in accordance with the laws, rules and regulations then prevailing and, if requested, a full copy of the Company's Tax Return.

            10.4 Accounting Records; Independent Audit. Complete books and records accurately reflecting the accounts, business, transactions and Members of the Company shall be maintained and kept by the Company at the Company's principal place of business. The accounting records of the Company shall be maintained to assure preparation of the financial statements in accordance with GAAP. The accounting records of the Company shall be audited by a firm of independent certified public accountants selected by the Members Committee.

            10.5 Fiscal Year. Except as may otherwise be required by the federal tax laws, the fiscal year of the Company for both financial and tax reporting purposes shall end on August 31.

            10.6 Tax Accounting Method. The books and accounts of the Company shall be maintained using the accrual method of accounting for tax purposes.

            10.7 Withholding. Notwithstanding any other provision of this Agreement, the Members Committee is authorized to take any action that it determines to be necessary or appropriate to cause the Company to comply with any federal, state and local withholding requirement with respect to any allocation, payment or distribution by the Company to any Member or other Person. All amounts withheld to satisfy any federal, state or local withholding requirement with respect to a Member shall be treated as distributions to such Member. If any such withholding requirement with respect to any Member exceeds the amount distributable to such Member under this Agreement, or if any such withholding requirement was not satisfied with respect to any amount previously allocated or distributed to such Member, such Member and any successor or assignee with respect to such Member's interest in the Company hereby, to the fullest extent permitted by law, indemnifies and agrees to hold harmless the Members and the Company for such excess amount or such withholding requirement, as the case may be.

            10.8 Tax Elections. Upon the request of a transferee of an Interest in the Company or a distributee of a Company distribution, the Company shall make the election under section 754 of the Code in accordance with applicable Income Tax Regulations thereunder for the first fiscal year in which such election could apply. The Company may seek to revoke such election (if made) if agreed to by the Members Committee. In addition to the foregoing, the Members Committee shall, determine whether to make any other available tax elections and select any other appropriate tax accounting methods and conventions for any purpose under this Agreement.

            10.9 Prior Tax Information. Each Member agrees to deliver to the Company all relevant information regarding Taxes that the Company will require in order to comply with its own tax accounting and reporting requirements, including without limitation schedules setting forth the fair market value and tax basis of each asset that may from time to time be contributed by a Member to the Company; provided, however, that no Member shall be required to disclose the income tax returns of itself or any of its Affiliates.

            10.10 Financial Reports. The Company will furnish the following reports (the "Financial Reports") to each Member:

                (a) As soon as practicable after the end of each fiscal year of the Company, and in any event within ninety (90) days thereafter, a consolidated balance sheet of the company and its subsidiaries, if any, as of the end of such fiscal year, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such year, prepared in accordance with GAAP and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail.

                (b) As soon as practicable after the end of the first, second and third quarterly accounting periods in each fiscal year of the Company, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of the Company and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for such period and for the current fiscal year to date, prepared in accordance with GAAP and stetting forth in comparative form the figures for the corresponding periods of the pervious fiscal year, subject to changes resulting from normal year end audit adjustments, all in reasonable detail, except that such financial statements need not contain the notes required by GAAP.

                                   ARTICLE 11

                      TRANSFER AND ASSIGNMENT OF INTERESTS;
                               ADDITIONAL MEMBERS

            11.1 Transfer and Assignment of Interests. No Member shall be entitled to Transfer, all or any part of its Membership Interest, including any economic interest therein except with the prior written approval of each other Member, which approval may be given or withheld as the other Members may determine in their sole discretion. Any Transfer of a Membership Interest in contravention of this Article 11 shall be null and void and of no force whatsoever. No Member, without the prior written consent of the other Members, shall retire or withdraw from the Company.

            11.2 Assignees and Substituted Members.

                (a) In the event of a Transfer of part or all of any Membership
            Interest permitted pursuant to the provisions of this Article 11 the Assignee of such Membership Interest shall become a Member hereunder upon and subject to compliance with Section 11.2(b). If Section 11.2(b) is not complied with, the Person to whom such Transfer is made shall not become a Member hereunder and shall be considered only an Assignee of the Membership Interest and, as such, shall only be entitled to share in those distributions, if any, in which its assignor would be eligible. An Assignee who does not comply with Section 11.2(b) shall have no right to require any information or accounting of any transactions of the Company or inspect the Company books and records.

                (b) An Assignee of a Membership Interest pursuant to a Transfer permitted under the provisions of this Article may become a Substituted Member with all the rights and liabilities of its assignor under the Agreement (except as limited by Section 11.3) if and only if (1) the Assignee expressly assumes and agrees to be bound by the Agreement, (2) the appropriate instruments, documents, or statements, if any, are prepared, executed, acknowledged, filed, recorded, published and delivered as required by the law, (3) the Assignee pays or obligates itself to pay any and all reasonable expenses of the Company connected with such substitution, and (4) the Assignee causes to be delivered to the Company, at its sole cost and expense, a favorable opinion of legal counsel reasonably acceptable to the other Members, to the effect that (w) the contemplated Transfer of such Membership Interest to the Assignee will not violate any applicable federal or state laws, including securities laws, (x) the Assignee has the legal right, power and capacity to own the Membership Interest, (y) the contemplated Transfer will not cause the Company to cease to be classified as a partnership for federal tax purposes, and (z) the contemplated Transfer will not cause any of the Members any material adverse tax consequences. Upon compliance with all provisions hereof applicable to such Person becoming a Member, all other Members agree to execute and deliver such amendments hereto as are necessary to constitute such Person a Member of the Company.

                (c) Upon a Transfer by a Member of all or part of its Membership
            Interest and substitution of a Substituted Member with respect to all or such portion of its Membership Interest, the transferring Member shall cease to be a Member to the extent of the Membership Interest so Transferred.

                (d) The admission of a Substituted Member shall not result in the release of the Member who assigned the Membership Interest from any liability that such transferor Member may have incurred prior to the assignment and substitution.

            11.3 Additional Members. With the unanimous consent of the Members, acting by and through the Members Committee, the Company may issue additional Membership Interests for such consideration and on such terms and conditions and to such Persons as the Members Committee shall unanimously approve, provided that (1) the Person or Persons to whom such additional Membership Interests are to be issued ("Additional Members") expressly assume and agree to be bound by this Agreement, (2) the appropriate instruments, documents or statements, if any, are prepared, executed, acknowledged, filed, recorded, published and delivered as required by law, (3) if required by the Company, the Additional Member or Additional Members pays or obligates itself or themselves to pay any and all reasonable expenses of the Company incurred in connection with the issuance of such additional Membership Interests, and (4) the Company shall have received the favorable opinion of legal counsel to the Company reasonably acceptable to the existing Members of the Company to the effect that (w) the issuance of such additional Membership Interests to such Additional Member or Additional Members will not violate any applicable federal or state laws, including securities laws, (x) the Additional Member or Additional Members have the legal right, power and capacity to own the additional

Membership Interests, (y) the issuance of the additional Membership Interests will not cause the Company to cease to be classified as a partnership for federal tax purposes, and (z) the issuance of such additional Membership Interests will not cause any of the Members any material adverse tax consequences.

            11.4 Transfer of Assets. If Harvest States proposes to transfer its interest in the Kalama Elevator, or if United Grain proposes to transfer its interest in the Vancouver Elevator, the transferring Member shall provide written notice thereof to the non-transferring Member, including the proposed terms of the transfer. The non-transferring Member shall have the right, for a period of sixty (60) days following receipt of such notice to acquire the interest of the transferring Member in the Elevator upon the same terms and conditions as the proposed transfer. If the non-transferring Member does not exercise its right to acquire such interest, the transferring Member shall be free to transfer its interest in the Elevator; provided that the non-transferring Member shall have the right within ninety (90) days following the transfer by the transferring Member to terminate this Agreement and dissolve the Company.

            11.5 Transfer of Interest in United Grain. If Mitsui & Co., Ltd. transfers a controlling interest in United Grain to a third party, United Grain shall give written notice thereof to Harvest States within ten (10) days after the transfer. Harvest States shall have the right for a period of thirty (30) days after receipt of such notice to terminate this Agreement and dissolve the Company.

            11.6 Change of Country Facilities or Operations. Except with the prior written consent of United Grain, Harvest States will not sell, lease or otherwise dispose of any of the Facilities, as defined in the Put-through Agreement, or change its operations at any of said Facilities, if such sale, lease, disposition or change of operations would have a material adverse effect upon the ability of Harvest States to originate Grain or the volume of Grain originated by Harvest States. In order to avoid such effect, Harvest States may substitute other elevator facilities for one or more of the Facilities if such substitution would not materially and adversely affect Harvest States' ability to originate Grain or the volume of Grain originated by Harvest States, or substantially increase the cost to the Company of such Grain. All obligations under this Section 11.6 shall remain in full force and effect, regardless of whether the Put-through Agreement is in effect.

                                   ARTICLE 12

                           DISSOLUTION AND LIQUIDATION

            12.1 Events of Dissolution. The Company shall be dissolved upon (a) December 31, 1998 if the Effective Date shall not have occurred, (b) an election to dissolve the Company pursuant to Section 12.2, (c) the expulsion, bankruptcy or dissolution of a Member, or the occurrence of any other event that results in a Member ceasing to be a Member of the Company under the Act; (d) the entry of a decree of judicial dissolution pursuant to Section 18-802 of the Act, including a decree of dissolution pursuant to Section 3.5(b) hereof, and (e) the unanimous written consent of the Members.

            12.2 Voluntary Dissolution. Either United Grain or Harvest States but no other Member may elect, upon the occurrence of any of the following events, by written notice to the Company and the other Members, to require the Company to dissolve and wind up in accordance with the terms of this Article 12:

                (a) If the other Member shall, for any reason, fail to make the initial capital contributions required to be made by such other Member under Section 8.2 and the Joint Venture Agreement, when and as required by Section 8.2;

                (b) If the Company shall at any time have (i) a Net Loss in any fiscal year in excess of $10,000,000, or (ii) an Accumulated Net Loss at any time in excess of $5,000,000;

                (c) By a Member in accordance with Article 11 of this Agreement;

                (d) If the Company is unable to discharge its liabilities as they become due; or

                (e) The expiration of the Initial Term or any successive
            18-month period following the Initial Term by written notice by a Member to the other Members and the Company; provided however, that written notice to the Company and the other Members by United Grain or Harvest States, as the case may be, shall be given at least eighteen (18) months prior to the date of termination.

            In addition, Harvest States (but no other Member) may elect, by written notice to the Company, United Grain and Mitsui & Co., Ltd., to require the Company to dissolve and wind up in accordance with the terms of this Article 12 if (i) the consolidated stockholders' equity of United Grain, determined in accordance with GAAP and as reflected in the most recent financial statements of United Grain, is less than $10,000,000 (the "Threshold Amount") for two consecutive fiscal quarters of United Grain and (ii) within three
            (3) months from the date of receipt by Mitsui & Co., Ltd. of the written notice of such fact from Harvest States, Mitsui & Co. (U.S.A.), Inc. has not caused the consolidated stockholders' equity of United Grain to be at least equal to the Threshold Amount or agreed to be jointly and severally liable, up to the Threshold Amount, for United Grain's obligations under Section 13.2 hereof.

            12.3 Liquidation and Order of Dissolution. In all cases of dissolution of the Company, the Business of the Company shall be continued to the extent necessary to allow an orderly winding up of its affairs as promptly as possible, including the liquidation and termination of the Company pursuant to the provisions of this Article 12, as promptly as practicable thereafter, and each of the following shall be accomplished:

                (a) All leases, subleases, and other agreements between the
            Members and/or the Company shall be terminated.

                (b) The Liquidator shall cause to be prepared a statement
            setting forth the assets and liabilities of the Company as of the date of dissolution and the Net Book Value as of the date of dissolution of any Capital Expenditures made by the Company to any facilities or premises leased or subleased from a Member by the Company, including capital expenditures made pursuant to the Joint Venture Agreement, a copy of which statement shall be furnished to each Member.

                (c) Each Member shall promptly pay to the Company the Net Book
            Value of any Capital Expenditures made or paid by the Company to any facilities or premises owned by such Member.

                (d) The property and assets of the Company, including amounts set forth in paragraph (c) of this Section 12.3, shall be liquidated by the Liquidator as promptly as possible, but in an orderly and businesslike manner. The Liquidator may, in the exercise of its business judgment, determine not to sell all or any portion of the remaining assets of the Company, in which event such remaining assets shall be distributed in kind pursuant to Section 12.3(e).

                (e) Any gain or loss realized by the Company upon the sale of its assets shall be deemed recognized and allocated to the Members in the manner set forth in Article 9. To the extent that an asset is to be distributed in kind, such asset shall be deemed to have been sold at its Fair Market Value on the date of distribution, the gain or loss deemed recognized upon such deemed sale shall be allocated in accordance with Article 9 and the amount of the distribution shall be considered to be such Fair Market Value of the asset.

                (f) The proceeds of sale and all other assets of the Company, including Operating Cash Flow of the Company, shall be applied and distributed as follows and in the following order of priority:

                    (i) To pay (or make reasonable provision for the payment of)
                all creditors of the Company, including to the extent permitted by law, Members or their Affiliates who are creditors, in satisfaction of liabilities of the Company in the order of priority provided by law, including expenses relating to the dissolution and winding up of the affairs of the Company (including, without limitation, expenses of selling assets of the Company, discharging the liabilities of the Company, distributing the assets of the Company and terminating the Company as a limited liability company in accordance with this Agreement and the Act); and

                    (ii) To the Members in proportion to their respective
                positive Capital Account balances, as those balances are determined after all adjustments to such Capital Accounts as required by this Agreement for all periods immediately prior to such distribution.

                    (iii) If the Company shall be dissolved by reason of the
                failure of the Effective Date to occur prior to December 31, 1998, then, anything hereinabove to the contrary notwithstanding, United Grain and Harvest States shall be liable for all of the liabilities and expenses of the Company incurred through the date of dissolution, in the proportions of 50% and 50%, respectively, subject to any rights or remedies each may have against the other arising out of the Joint Venture Agreement, this Agreement or any other matter.

            12.4 Liquidator. The Members Committee is hereby named as the Liquidator and the Chairman thereof is irrevocably appointed as the true and lawful attorney in the name, place and stead of each of the Members, such appointment being coupled with an interest, to make, execute, sign, acknowledge and file with respect to the Company all papers which shall be necessary or desirable to effect the dissolution, liquidation and termination of the Company in accordance with the provisions of this Article. Notwithstanding the foregoing, if either United Grain or Harvest States objects to the Members Committee acting as the Liquidator, then the Members will cooperate in naming a third party to act as Liquidator, or if the Members are unable to agree on a third party Liquidator within thirty (30) days after the event of dissolution, either Member may seek a court appointed Liquidator. Without limiting the foregoing, the Liquidator shall, upon the final dissolution of the Company, file an appropriate certificate to such effect in the proper governmental office or offices under the Act as then in effect. Notwithstanding the foregoing, each Member, upon the request of the Liquidator, shall promptly execute, acknowledge and deliver all such documents, certificates and other instruments as the Liquidator shall reasonably request to effectuate the proper dissolution, liquidation and termination of the Company, including the winding up of the Business of the Company.

            12.5 Termination of Company. The Company shall be terminated upon
(a) completion of any dissolution and liquidation thereof pursuant to the provisions of this Article, and (b) preparation, execution, acknowledgment, filing, recordation, publication, delivery and/or cancellation of any instruments, documents or statements if and as required by the Act, the Code or any other applicable laws.

            12.6 Orderly Winding Up. Notwithstanding anything to the contrary in this Article 12 upon winding up and liquidation, if required to maximize the proceeds of liquidation, the Members may, upon unanimous approval, transfer the assets of the Company to a liquidating trustee or trustees.

                                   ARTICLE 13

               INDEMNIFICATION AND EXCULPATION; CERTAIN AGREEMENTS

            13.1 Indemnification of the Members. The Company shall indemnify and hold harmless the Members, the Committee Members, and their Affiliates, and their respective Agents and/or the legal representatives of any of them, and each other Person who may incur liability as a Member or otherwise in connection with the management or ownership of the Company (each, an "Indemnified Party"), against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him, her or it in connection with the investigation, defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which any Indemnified Party may be involved or with which he, she or it may be threatened, while a Member or serving in such other capacity or thereafter, by reason of its being or having been a Member, or by serving in such other capacity, except with respect to any matter which constitutes willful misconduct, bad faith, gross negligence or reckless disregard of the duties of his office, or criminal intent. The Company shall have the right to approve any counsel selected by any Indemnified Party and to approve the terms of any proposed settlement. The rights accruing to a Member and each other Indemnified Party under this Section 13.1 shall not exclude any other right to which it or they may be lawfully entitled; provided that any right of indemnity or reimbursement granted in this Section 13.1 or to which any Indemnified Party may be otherwise entitled may only be satisfied out of the assets of the Company, and no Member and no withdrawn Member shall be personally liable with respect to any such claim for indemnity or reimbursement. Notwithstanding any of the foregoing to the contrary, the provisions of this Section 13.1 shall not be construed so as to provide for the indemnification of a Member or any other Indemnified Party for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or such liability may not be waived, modified or limited under applicable law, but shall be construed so as to effectuate the provisions of this Section 13.1 to the fullest extent permitted by law.

            13.2 Reimbursement and Indemnity. If a Member shall, pursuant to authorization of or approval by the Members Committee or a final judgment of a court of competent jurisdiction or in compliance with law or order of any governmental agency, pay any amount on behalf of or for the account of the Company with respect to any liability, obligation, undertaking, damage, or claim for which the Company shall or may, pursuant to contract or applicable law, be liable or responsible, or with respect to making good any loss or damage sustained by, or paying any duty, cost, claim, or damage incurred by, the Company, then the Company shall reimburse such Member for such amount as shall have been so paid by such Member. If the Company shall fail fully to reimburse such paying Member, the other Member shall indemnify such paying Member by paying to it that share of the excess of (a) such payments over (b) the aggregate reimbursement, if any, which such paying Member shall have received from the Company in respect of such payments, as shall be proportionate to the other Member's Percentage Interest. Subject to the provisions set forth in
Section 7.2 hereof and the Form of Credit Agreements between the Company and a Member, this Section 13.2 shall have no application to any liability incurred by the Company to a Member pursuant to any contract between the Company and such Member.

            13.3 Exculpation. No Officer, Committee Member, Company employee, Member or Affiliate thereof or their respective Agents and/or the legal representatives of any of them shall be liable to any Member or the Company for mistakes of judgment or for any action or inaction which may cause or result in any loss or damage to the Company or the other Members unless such action or inaction constitutes fraud or willful misconduct. Each Member may (on its own behalf or on the behalf of any Committee Member or Officer designated by such Member, any Affiliates of such Member or their respective Agents and/or legal representatives of any of them), consult with counsel, accountants and other experts in respect of the Company's affairs and such Person shall be fully protected and justified in any action or inaction which is taken in accordance with the advice or opinion of such counsel, accountants or other experts; provided that they shall have been selected with reasonable care. The Members shall have no duties or obligations to the Company or the other Members unless expressly imposed by this Agreement.

            13.4 Indemnification Relating To Initial Contributions. United Grain and Harvest States each hereby agree to indemnify and hold harmless each other from and against any and all liability, loss or damage which shall result from the failure of either of them, for any reason, to timely make the initial contributions of capital to the Company required by Section 8.2. Such indemnity shall include, but shall not be limited to, the reimbursement by the defaulting party of the non-defaulting party for 100% of all organizational expenses incurred by the non-defaulting party in connection with the Joint Venture Agreement, this Agreement and the transactions contemplated thereby and hereby, including but not limited to the expenses provided in Section 14.2 of the Joint Venture Agreement to be reimbursed by the Company.

            The indemnification provided for in this Section 13.4 shall apply only in the case of the failure of either United Grain or Harvest States to timely make the initial capital contributions required by Section 8.2 and shall not apply to their respective obligations to contribute additional capital to the Company or to any other of their respective obligations under this Agreement, preserving unto each of United Grain and Harvest States, however, such rights as may be afforded them under applicable law in the case of a breach of any of such other obligations.

                                   ARTICLE 14

                                  MISCELLANEOUS

            14.1 Notices. All notices, requests, demands or other communications required by or otherwise with respect to this Agreement shall be in writing and shall be deemed to have been duly given to any party (i) where delivered personally (by courier service or otherwise), (ii) when delivered by facsimile and confirmed by return facsimile, (iii) on the business day after the date sent by a nationally recognized overnight courier service, or (iv) seven days after being mailed by first-class, registered or certified mail, postage prepaid and return receipt requested, in each case to the applicable addresses set forth below:

If to United Grain:               United Grain Corporation
                                  200 South Market Street, Suite 1770
                                  Portland, OR 97201
                                  Attn: President
                                  Facsimile: (503) 226-6074

With copies to:                   Mitsui & Co., Ltd.
                                  2-1, Ohtemachi 1-chome
                                  Chiyoda-ku
                                  Tokyo 100-0004, Japan
                                  Attn: General Manager, Grain Division (TKPGZ)
                                  Facsimile: 81-3-3285-9520

                                  Mitsui & Co. (U.S.A.), Inc.
                                  Met Life Building
                                  200 Park Avenue
                                  New York, NY 10166-0130
                                  Attention: General Manager, Grain Division
                                  (NYCPZ)
                                  Facsimile (212) 878-4186

                                  Mitsui & Co. (U.S.A.), Inc.
                                  200 SW Market Street, Suite 1830
                                  Portland, OR 97201
                                  Attn: General Manager (PTDZZ)
                                  Facsimile: (503) 276-3520

If to Harvest States:             Cenex Harvest States Cooperatives
                                  5500 Cenex Drive
                                  Inver Grove Heights, MN 55077
                                  Attn: Senior Vice President
                                  Facsimile: (612) 641-6832

With copies to:                   Cenex Harvest States Cooperatives
                                  5500 Cenex Drive
                                  Inver Grove Heights, MN 55077
                                  Attn: Legal Department
                                  Facsimile: (612) 641-6832

or to such other address or facsimile number as any party may have furnished to the other parties in writing in accordance with this Section 14.1.

            14.2 Governing Law. This Agreement (other than Article 7 hereof) shall be governed by, interpreted, and construed in accordance with the laws of the State of Delaware, without regard to Delaware choice of law provisions. The provisions of Article 7 of this Agreement shall be governed by, interpreted, and construed in accordance with the laws of the State of New York, without regard to New York choice of law provisions.

            14.3 Amendments.

                (a) This Agreement may be modified or amended only by an
            instrument in writing signed by each Member, and, as so modified and amended, shall inure to the benefit of all of the Members. Notwithstanding anything to the contrary set forth herein, the provisions of Article 7 hereof may not be waived, amended or modified with respect to any Credit except pursuant to an instrument in writing signed by the Company and the holder of such Credit with respect to which such waiver, amendment or modification is to apply.

                (b) United Grain and Harvest States acknowledge that in the event of the admission of one or more Additional Members or Substituted Members of the Company, appropriate revision of portions of this Agreement will be necessary, to be mutually agreed by United Grain and Harvest States as a condition of the admission of such Additional Member or Substituted Member.

            14.4 Entire Agreement. Except to the extent other agreements are specifically referred to herein, this Agreement constitutes the entire agreement between the Members with respect to the matters covered hereby and thereby and supersedes all prior agreements, understandings, offers and negotiations, oral or written.

            14.5 Waiver of Partition. Each Member hereby irrevocably waives any and all rights that it may have to maintain an action for partition of any of the Company's property.

            14.6 Consents. All consents, agreements and approvals required or permitted by this Agreement shall be in writing and a signed copy thereof shall be filed and kept with the books of the Company.

            14.7 Successors. Subject to Article 11, all rights and duties of the Members hereunder shall inure to the benefit of and be binding upon their respective successors and assigns.

            14.8 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

            14.9 Severability. Each provision of this Agreement shall be considered severable and if for any reason any provision which is not essential to the effectuation of the basic purposes of the Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable and contrary to existing or future applicable law, such invalidity shall not impair the operation of or affect those provisions of this Agreement which are valid. In that case, this Agreement shall be construed so as to limit any term or provision so as to make it enforceable or valid within the requirements of any applicable law, and in the event such term or provision cannot be so limited, this Agreement shall be construed to omit such invalid or unenforceable provisions.

            14.10 Survival. All indemnities and reimbursement obligations made pursuant to this Agreement shall survive dissolution and liquidation of the Company until expiration of the longest applicable statute of limitations (including extensions and waivers) with respect to the matter for which a party would be entitled to be indemnified or reimbursed, as the case may be.

            14.11 No Third Party Beneficiaries. Nothing contained in this Agreement is intended to, or shall, confer upon any Person other than the parties hereto any rights or remedies hereunder.

            IN WITNESS WHEREOF, the Members have executed this Limited Liability Company Agreement as of the date first hereinabove written.

                                       UNITED GRAIN CORPORATION


                                       By: /s/ William Cormack
                                           ------------------------------------
                                       Name: William Cormack
                                             ----------------------------------
                                       Title: President
                                              ---------------------------------


                                       CENEX HARVEST STATES COOPERATIVES


                                       By: /s/ Mark L. Palmquist
                                           ------------------------------------
                                       Name: Mark L. Palmquist
                                             ----------------------------------
                                       Title: Senior Vice President
                                              ---------------------------------

Schedules
---------

I      Members; Capital Contributions; Percentage Interests

II     Initial Members Committee Members

III    Initial Executive Committee Members





EXHIBITS
--------

I. Form of the Credit Agreements, including Form of Loan Agreement, Form of Trade Credit Agreement and Form of Security Agreement.

                                   SCHEDULE I


                     INITIAL CAPITAL CONTRIBUTION OF MEMBERS

================================================================================
                          INITIAL CAPITAL CONTRIBUTION
--------------------------------------------------------------------------------
                                                                  PERCENTAGE
         MEMBER                          TOTAL                     INTEREST
--------------------------------------------------------------------------------
      United Grain                     $125,000                       50%
--------------------------------------------------------------------------------
     Harvest States                    $125,000                       50%
================================================================================

                                   SCHEDULE II

                     INITIAL APPOINTEES TO MEMBERS COMMITTEE



            United Grain                               Harvest States
-------------------------------------     --------------------------------------

Mr. H. Hirano                             Mr. N. Estenson
-------------------------------------     --------------------------------------

Mr. Y. Satake                             Mr. J. Johnson
-------------------------------------     --------------------------------------

Mr. Y Muramatsu                           Mr. T. F. Baker
-------------------------------------     --------------------------------------

Mr. H. Ichikawa                           Mr. M. Bergeland
-------------------------------------     --------------------------------------

Mr. W. Cormack                            Mr. M. Palmquist
-------------------------------------     --------------------------------------

                                  SCHEDULE III

                    INITIAL APPOINTEES TO EXECUTIVE COMMITTEE



            United Grain                               Harvest States
-------------------------------------     --------------------------------------

Mr. W. Cormack                            Mr. M. Palmquist
-------------------------------------     -------------------------------------

                                    EXHIBIT I

                            FORM OF CREDIT DOCUMENTS